Exhibit 99.1

Purchase Agreement Between Flatbush Federal Savings and Loan Association
And C and A Capital LLC

PURCHASE AGREEMENT

BETWEEN

FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION
(f/k/a Flatbush Federal Savings and Loan Association of Brooklyn),
a savings bank organized and chartered under the
laws of the United States of America

as Seller,

AND

C AND A CAPITAL LLC,
a New York limited liability company

as Purchaser

Dated as of March 3, 2010

I. PURCHASE OF PROPERTIES		1
1.1.	Sale and Transfer of Property	1
1.2.	No Representations	2
1.3.	Release of Seller	3
1.4.	Indivisible Economic Package.	4
II. CONSIDERATION		4
2.1.	Purchase Price	4
2.2.	Assumption of Liabilities	4
2.3.	Earnest Money	5
2.4.	Prorations	5
2.5.	Tenant Deposits	7
2.6.	Certiorari	7
2.7.	Survival. The provisions of Article 2 will survive the Closing.	8
III. INVESTIGATION PERIOD AND DUE DILIGENCE; TITLE; SUBDIVISION, BRANCH LEASE AND OTHER PROPERTY RELATED MATTERS		8
3.1.	Investigation Period	8
3.2.	Site Visits	8
3.3.	Due Diligence Indemnity	10
3.4.	Title and Survey	11
IV. REPRESENTATIONS AND WARRANTIES OF SELLER		13
4.1.	Organization and Power of Seller	13
4.2.	Authority; Noncontravention; Consents	13
4.3.	Litigation	13
4.4.	Properties	14
4.5.	Brokers	14
4.6.	Insolvency	15
4.7.	United States Person	15
4.8.	[Intentionally Omitted.]	15
4.9.	Patriot Act	15
4.10.	Maintenance Contracts	15
4.11.	Insurance Coverage	17
4.12.	Options	15

4.13.	Unrecorded Rights	15
4.14.	Notice of Inaccuracy	16
V. REPRESENTATIONS AND WARRANTIES OF PURCHASER		16
5.1.	Organization, Standing and Power of Purchaser	16
5.2.	Authority; Noncontravention; Consents	16
5.3.	Brokers	16
5.4.	Funding	16
5.5.	Patriot Act	16
VI. COVENANTS		17
6.1.	Conduct of Seller’s Business Pending Transfer	17
6.2.	Leasing	17
6.3.	Estoppel	18
VII. ADDITIONAL AGREEMENTS		18
7.1.	Confidentiality	18
7.2.	Conveyance Taxes	18
7.3.	Allocation of Purchase Price	19
VIII. CASUALTY AND CONDEMNATION		19
8.1.	In General	19
8.2.	Minor Loss	19
8.3.	Major Loss	19
8.4.	Additional Matters	20
IX. CLOSING		20
9.1.	Closing	20
9.2.	Conditions To Obligations of Seller	20
9.3.	Conditions To Obligations of Purchaser	21
X. TERMINATION, DEFAULT, AMENDMENT AND WAIVER		23
10.1.	Termination	23
10.2.	Defaults and Remedies	23
10.3.	Effect of Termination	24
10.4.	Amendment	24
10.5.	Extension; Waiver	24
XI. SURVIVAL		25

11.1.	Survival of Representations and Warranties	25
XII. CONSTRUCTION OF BANK BRANCH		25
12.1.	Construction Requirements	25
12.2.	Insurance	26
12.3.	Construction and Delivery Requirement	26
12.4.	Indemnity	27
12.5.	Signage.	27
12.6.	Survival	27
XIII. GENERAL PROVISIONS		27
13.1.	Notices	27
13.2.	Interpretation	28
13.3.	Counterparts	28
13.4.	Entire Agreement; No Third-Party Beneficiaries	28
13.5.	Governing Law	29
13.6.	Designation of Affiliates; Assignment	29
13.7.	Severability	29
13.8.	Expenses	29
13.9.	No Recordation	29
13.10.	Limitation of Liability	30

EXHIBITS AND SCHEDULES

Exhibit A	–	Properties
Exhibit B	–	Definitions
Exhibit C	–	Escrow Agreement
Exhibit D	–	Branch Lease
Exhibit E	–	Tenant Estoppel Certificate
Exhibit F	–	Lease Assignment
Exhibit G	–	Tenant Notice Letter
Exhibit H	–	Foreign Person Certificate
Exhibit I	_	Preliminary Specification and Preliminary Design
Exhibit J	_	Form of Acord 25 and Acord 28 Certificates of Liability Property Insurance

Schedule 2.5	–	Tenant Deposits
Schedule 4.4(B)-1	–	Lease Schedule
Schedule 7.3	–	Section 1060 Allocation

PURCHASE AGREEMENT

2. This PURCHASE AGREEMENT (this “Agreement”), dated as of March 3, 2010 (“Effective Date”) between FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION (f/k/a Flatbush Federal Savings and Loan Association of Brooklyn), a savings bank organized and chartered under the laws of the United States of America (“Seller”), and C AND A CAPITAL LLC, a New York limited liability company (“Purchaser”).

 RECITALS:

A.           Seller owns the properties described on Exhibit A (together with the rights, title and interests described in Section 1.1 (collectively, the “Properties”).

B.           The Properties consist of (i) Property A, which is currently used by Seller as a bank branch and administration offices; (ii) Property B, which is currently leased to a White Castle franchise (“White Castle Lease”)’ and (iii) Property C, which is currently leased to a parking lot vender (the “Parking Lot Lease”).

C.           Seller desires to sell, transfer, assign, convey and deliver to Purchaser, by selling, transferring, assigning and conveying to Purchaser all of Seller’s right, title and interest in and to the Properties, and Purchaser desires to purchase and acquire from Seller, all of such right, title and interest, in each case, on the terms set forth in this Agreement.

D.           The terms used in this Agreement with initial capital letters, unless defined in the body of this Agreement, are defined in Exhibit B.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereto hereby agree as follows:

I.  PURCHASE OF PROPERTIES

1.1.           Sale and Transfer of Property.  i)  Subject to and upon the terms and conditions of this Agreement, at the Closing, Seller will sell, transfer, convey and assign to Purchaser, and Purchaser will purchase and acquire from Seller (the “Transfer”) all of Seller’s right, title and interest in and to the Properties, free and clear of all liens, charges, claims, security interests, pledges, rights of first refusal, restrictions and any other encumbrances (“Liens”), other than the Permitted Encumbrances.  The Properties consist of all of Seller’s right, title and interest in and to the following:

(i)           the fee estates which comprise the Real Property;

(ii)           the Improvements;

(iii)           the lessor’s interest in and to the Leases and, subject to the terms of the Leases, the Tenant Deposits, and guarantees and other documents and agreements, if any, executed by a Tenant or guarantor related thereto; and

(iv)           all rights, privileges and easements appurtenant to the Properties, all development rights and air rights relating to the Properties and any and all easements, rights-of-way and other appurtenances used in connection with the beneficial use and enjoyment of the Properties, including all of the right, title and interest, if any, of Seller in and to the land in the bed of any public street, road or avenue, in front of or adjoining the Properties, to the center line thereof, and in and to any unpaid award for damage to the Properties by reason of the change of grade of any street; and Seller agrees to execute and deliver to Purchaser at the Closing or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award and all water, water rights and water stock and minerals and mineral rights of every kind (including without limitation, oil, gas and other hydrocarbon substances) on or under the Properties owned by Seller and not previously conveyed or reserved of record, all of the foregoing, only to the extent that such rights and privileges can be conveyed.

(b)           For purposes of clarification and certainty, the Properties do not include any of Seller’s right, title or interest in and to any of the foregoing (or any other item) that does not relate solely to, and/or is not used solely in respect of or in connection with, the Properties described on Exhibit A.  In addition, Purchaser acknowledges and agrees that the Retained Property (hereinafter defined) will not be conveyed under this Agreement.

1.2.           No Representations.  ii)  PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND SELLER’S REPRESENTATIONS SET FORTH HEREIN, OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN AND DELIVERED, SELLER IS TRANSFERRING THE PROPERTIES “AS IS, WHERE IS AND WITH ALL FAULTS” AND (ii) EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN, OR ON ANY EXHIBIT OR SCHEDULE ATTACHED HERETO, OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY PARTNER, MEMBER, MANAGER, TRUSTEE, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AFFILIATE, OFFICER, ATTORNEY, EMPLOYEE, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER, CONCERNING THE PROPERTIES, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION:  (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any Property or the square footage of any of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or the fitness, suitability, value or adequacy of any Property for any particular purpose, (iv) the zoning or other legal status of any Property or the existence of any other public or private restrictions on the use of any Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Entity or of any other Person (including, without limitation, the Americans with Disabilities Act of 1990, as amended), (vi) the ability of Purchaser or any

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Affiliate to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property and the Retained Property, (vii) the presence, absence, condition or compliance of any Hazardous Materials on, in, under, above or about any Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements at any Property, (ix) the ownership of any Properties or any portion thereof, (x) any leases, permits, warranties, service contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property.  Without limiting the generality of the foregoing, Purchaser expressly acknowledges and agrees that, except as set forth herein or on any Exhibit or Schedule hereto, or any other closing document required herein, it is not relying on any representation or warranty of Seller, or any direct or indirect partner, member, manager, shareholder, director, trustee, officer, employee, affiliate, attorney, agent or broker of any of them, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them.  Purchaser further acknowledges and agrees that, except as set forth in the definition of “Knowledge of Seller,” Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to any direct or indirect partner, member, manager, shareholder, director, trustee, officer, employee, affiliate, attorney, agent or broker of any of them.

(b)           PURCHASER ACKNOWLEDGES AND AGREES THAT ANY REPORTS OBTAINED BY IT OR ANY OF ITS AFFILIATES ARE THE SOLE RESPONSIBILITY OF PURCHASER SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, AND SELLER HAS NO OBLIGATION, EXCEPT AS SET FORTH HEREIN OR ON ANY EXHIBIT OR SCHEDULE HERETO, OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY (OR ANY PORTION THEREOF) OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER.

(c)           This Section 1.2 will survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

1.3.            Release of Seller.  iii)  Without limiting the provisions of Section 1.2 or Article IV hereof, Purchaser, for itself and any of its successors and assigns and their Affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, Seller or its Affiliates or any direct or indirect partner, member, manager, trustee, director, shareholder, controlling person, affiliate, officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns (each, a “Seller Party”, and collectively, the “Seller Parties”) with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Entity), including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with any Property or any portion thereof (collectively, “Claims”),

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including, without limitation, the physical, environmental and structural condition of any Property or any law or regulation applicable thereto, or any other matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any of the Properties; provided, however, the foregoing provision of this Section 1.3 shall not apply with respect to any Claim by Purchaser against any Seller Party for (1) any act of that Seller Party that constitutes fraud or willful deception or (2) any default on the part of Seller under the Branch Lease (hereinafter defined).

(b)           In connection with this Section 1.3, Purchaser expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release.

(b)           This Section 1.3 shall survive the Closing or earlier termination of this Agreement.

1.4.           Indivisible Economic Package.  Except as otherwise expressly provided herein, Purchaser shall have no right to purchase, and Seller shall have no right to sell, less than all of the Properties, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase and Seller has agreed to sell all of the Properties, subject to and in accordance with the terms and conditions hereof.

II.  CONSIDERATION

2.1.           Purchase Price.  The purchase price for the Properties will be equal to Nine Million One Hundred Thirty Six Thousand Dollars ($9,136,000.00), as may be adjusted in accordance with this Section 2.1 and the other provisions of this Agreement, including, without limitation, Sections 2.4, 2.5 and 8.2 (“Purchase Price”).  The Deposit (including any interest income earned thereon) will be applied to the Purchase Price in accordance with the Escrow Agreement.  At Closing, Purchaser shall pay to Seller the Purchase Price (less the Deposit) in immediately available funds by wire transfer to an account designated by Seller.  In the event of a default by Purchaser hereunder, the Deposit (with all interest accrued thereon) shall be paid to the Seller.

2.2.           Assumption of Liabilities.  At Closing, Purchaser will assume and agree to discharge, perform and comply with the following (collectively, the “Assumed Liabilities”):

(i)           each and every liability, duty, covenant, debt or obligation of Seller resulting from, arising out of, or in any way related to the Leases (including, without limitation, Tenant Deposits delivered to Purchaser or credited against the Purchase Price) which is to be performed after the Closing, except to the extent the same relate to, or arise out of, any obligation or default under any Lease by Seller with respect to the period before the Closing and the Branch Lease;

(ii)           all other liabilities of Seller with respect to which, but only to the extent that, Purchaser received a credit against the Purchase Price pursuant to Section 2.4 or otherwise, but, in such case, only to the extent of such credit;

(iii)           all liabilities, duties, covenants, debts and other obligations relating to the ownership and/or operation of the Properties after the Closing, except to the extent the same

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relate to, or arise out of the Branch Lease and any obligation of Seller with respect to the period before the Closing.

2.3.           Earnest Money.  iv)  Simultaneously with the execution of this Agreement, Purchaser will deposit with Escrow Holder by check or wire transfer Five Hundred Thousand Dollars ($500,000.00) (together with accrued interest, the “Deposit”), which will be held in escrow by Escrow Holder in an interest bearing account pursuant to the terms of this Agreement, and in accordance with the terms and provisions of the Escrow Agreement by and among Escrow Holder, Seller and Purchaser dated of even date herewith (the “Escrow Agreement”) in the form attached as Exhibit C hereto ..

(b)           At the Closing, Escrow Holder will deliver the Deposit to Seller as provided in the Escrow Agreement and Section 2.1.

2.4.           Prorations.  Prorations will be made with respect to each Property and the Assumed Liabilities as provided in this Section 2.4 and, in each case, without duplication.

(a)           (1)  Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Proration Time”), on the basis of the actual number of days of the month which shall have elapsed as of the Closing and based upon a 365 day year unless otherwise provided herein, the following (collectively, the “Proration Items”):

(A)            Real property taxes and assessments as provided in Section 2.4(j);

(B)            Water rates and charges paid or payable with respect to the Properties, except those required to be paid by Tenants directly to the entity imposing the rates or charges;

(C)            Sewer taxes and rents paid or payable with respect to the Properties, except those required to be paid directly by Tenants to the entity or authority imposing the taxes and rents;

(D)            Charges for fuel oil, if any, at the cost per gallon or cubic foot most recently charged to Seller, based on the supplier’s measurements thereof, plus sales taxes thereon to the extent applicable;

(E)            Rentals as provided in Section 2.4(b), including prepaid Rentals;

(F)            Tenant Deposits as provided in Section 2.5;

(G)            Except as set forth below, all other items customarily apportioned in connection with the transfer of similar properties similarly located.

(ii)           Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time.  Seller will prepare in good faith and deliver a statement of estimated Proration Items and other credits and adjustments to the Purchase Price hereunder to be submitted to Purchaser no less than five (5) Business Days before the Closing Date (the “Closing Statement”).  Upon approval by

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Seller and Purchaser, the preliminary Proration Items and other credits and adjustments reflected in the Closing Statement will be paid at Closing by Purchaser to Seller (if the preliminary Proration Items, credits and adjustments result in a net credit to Seller) or by Seller to Purchaser (if the preliminary Proration Items, credits and adjustments result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing.  If the actual amounts of the Proration Items, credits and adjustments are not known as of the Proration Time, the proration of the Proration Items, credits and adjustments will be made at Closing on the basis of the best evidence then available; thereafter, when actual amounts are determined, re-prorations will be made as provided in Section 2.5 on the basis of the actual amounts, and a final cash settlement will be made between Seller and Purchaser.  No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Purchaser other than any assignment of a claim or proceeds pursuant to Article VIII.  Final readings and final billings for utilities and other services will be made if possible as of the Proration Time, in which event no proration will be made at the Closing with respect to utility bills.  The provisions of this Section 2.4 will survive the Closing.

(b)           Rentals shall be prorated at the Closing in accordance with the following provisions:

(i)           Minimum rent and percentage only rent received for the month in which the Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs.  Seller will be entitled to all minimum rent and percentage only rent which accrues up to and including the Proration Time and Purchaser will be entitled to all minimum rent and percentage only rent which accrues after the Proration Time.

(ii)           Monthly or other payments made by each Tenant based upon projected or estimated additional rent received for the month or other relevant period in which the Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month or other relevant period during which the Closing occurs.  Seller will be entitled to all additional rent for the period up to and including the Proration Time, and Purchaser will be entitled to all additional rent for the period after the Proration Time.

(iii)           Rentals are “Delinquent” if they were not paid when due.  Delinquent Rentals will not be prorated and neither Seller nor Purchaser will receive a credit at Closing for Delinquent Rentals.  Purchaser agrees, for a period of six (6) months following the Closing, to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs, terminate any Lease, or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property.  All Rentals and other amounts collected by Purchaser from and after Closing from each Tenant, net of the costs of collection (including reasonable attorney’s fees), will be applied as of the date of receipt first to current amounts owed by that Tenant to Purchaser, then to the amounts owed for the month (or other relevant period) in which the Closing Date occurs, then to all other delinquencies or other amounts owed by that Tenant to Purchaser, and thereafter, to delinquencies owed by that Tenant to Seller.  Notwithstanding anything to the contrary contained in this Agreement, any Rentals or other payments designated by the Tenant for a specific purpose or period (or readily identifiable

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as same) will be applied as directed (or identified).  At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by Tenants.  Purchaser shall bill Tenants who owe rent, and utility and other charges for periods prior to the Closing on a monthly basis for six (6) consecutive months following the Closing Date.  For amounts due Seller not collected within six (6) months after Closing, Seller shall have the right to sue to collect same, but in no event may Seller seek to evict any Tenant or terminate any Lease; provided that, such right shall terminate one (1) year following the Closing and thereafter Seller shall have no right to, and shall not, take any action seeking to collect Delinquent Rentals.

2.5.           Tenant Deposits.  The unapplied portion of any Tenant Deposits as of the date hereof have been paid to Seller (or that were deposited with any predecessor in interest to Seller to the extent the predecessor has turned over security deposits to Seller or given Seller a credit therefor) by any Tenants or contractors are set forth in Schedule 2.5.  All such Tenant Deposits are in the form of cash.  To the extent any Tenant Deposits are held by Seller, Seller shall (a) pay to Purchaser, in cash, or credit against the Purchase Price the aggregate amount of any such Tenant Deposits, or (b) assign to Purchaser any letters of credit or other similar instruments comprising such Tenant Deposits.  Seller shall not apply any Tenant Deposits prior to Closing.  Purchaser hereby indemnifies and agrees to defend Seller and the Seller Parties for, and agrees to defend and hold Seller and the Seller Parties harmless from and against, any and all claims, liabilities, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) imposed upon or incurred by Seller and Seller Parties with respect to the Tenant Deposits actually paid over or assigned to Purchaser pursuant to this Section, or with respect to the application thereof by Purchaser subsequent to Closing.  Seller will be entitled to retain as its property its percentage of any interest accrued on any Tenant Deposits prior to Closing except to the extent such interest is required to be paid to any Tenants pursuant to their respective Leases or the depositing contractor.  The indemnity contained in this Section 2.5 shall survive Closing indefinitely.

2.6.           Certiorari.  Purchaser acknowledges that proceedings for certiorari or other proceedings to determine the assessed value of the Properties or the real property taxes payable with respect to the Properties have been or may be commenced prior to the date hereof and may be continuing as of the Closing Date.  Purchaser will be entitled to control the prosecution of any proceeding or proceedings for the years prior to and including the year in which the Closing occurs to completion and to settle or compromise any claim therein; provided that Purchaser shall not settle or compromise any claims for the years prior to the year in which the Closing occurs in a manner that disproportionately benefits Purchaser for any subsequent year.  Purchaser will keep Seller informed on a timely basis on all matters with respect to any proceedings and seek Seller’s reasonable consent and approval to the extent required in this Section 2.6.  The parties hereto agree to cooperate with each other and to execute any and all documents reasonably requested by the other party in furtherance of the foregoing.  With respect to any awards for the years prior to the year of the Closing, Purchaser will be entitled to first recover the reasonable costs it has expended in obtaining any awards and thereafter, Seller will be entitled to the remainder of the awards, subject to Seller’s obligation to rebate any portion of those amounts to Tenants.  With respect to any awards for the year in which the Closing occurs, Purchaser will be entitled to first recover the reasonable costs it has expended in obtaining any awards and Seller shall then be entitled to recover the reasonable costs it has expended in obtaining any awards, and thereafter, Seller and Purchaser will apportion the remainder of any awards between

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the period before the Closing and the period following the Closing, subject to their obligation to rebate any portion of those amounts to Tenants.  In connection with the foregoing, Seller agrees to assign, subject to the provisions of this Section 2.6, to Purchaser at the Closing all of Seller’s right, title and interest to the foregoing certiorari proceedings and all refunds relating thereto and cooperate with Purchaser with respect thereto.  Purchaser will promptly remit to Seller any monies received which are to be paid to and/or shared by Seller as provided herein.  From and after the date of this Agreement until Closing, Seller will not settle or compromise any proceeding without the consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

2.7.           Survival.  The provisions of Article 2 will survive the Closing.

III.  INVESTIGATION PERIOD AND DUE DILIGENCE; TITLE; SUBDIVISION, BRANCH LEASE AND OTHER PROPERTY RELATED MATTERS

3.1.           Investigation Period.  During the first one hundred fifty (150) days after the Effective Date, and termination as of 5:00 p.m. on such one hundred fiftieth (150th) day (the “Investigation Period”), Purchaser may, subject to the conditions set forth in Section 3.2 and except as otherwise expressly provided herein, at Purchaser’s sole cost and expense in all instances, perform a (i) Phase I Environmental Site Assessment to identify any potential contamination of the Properties (“Phase I”), (ii) a structural engineering survey (“Structural Report”) and such other tests, investigations, estimates, takeoffs and inquiries, surveys and site engineering studies (including, without limitation, load bearing tests), as it deems necessary and appropriate.  This Agreement can be terminated by Purchaser prior to the expiration of the Investigation Period, only upon the specific terms and conditions contained below, by delivering to Seller a notice thereof (which may be by facsimile or email) terminating the Agreement.  If Purchaser does not timely terminate this Agreement, as specifically permitted below, on or before the expiration of the Investigation Period then, except as otherwise provided in this Agreement, Purchaser shall be unconditionally obligated to purchase the Properties, without any adjustments to the Purchase Price or any other obligations of Seller, subject to, and in accordance with, all of the terms and provisions of this Agreement, and the Deposit shall be non-refundable to Purchaser, except as otherwise specifically set forth in this Agreement.  If this Agreement is terminated by Purchaser in accordance with Section 3.1 hereof, Seller shall within one (1) day following receipt of such Notice, instruct Escrow Holder to refund the Deposit, less the Break-Up Fee (hereinafter defined), to Purchaser.  Purchaser shall have the right to terminate this Agreement for any reason, or no reason, provided it submits, prior to the expiration of the Investigation Period, a Notice, confirming Purchaser’s termination election.  If the Phase I recommends further testing in the form of Phase II and Purchaser requests such additional testing, as provided more fully in Section 3.2 below, the Investigation Period shall be extended day-for-day for each day that Purchaser delivers such request to Seller and thereafter until Seller responds regarding such requested Phase II.

3.3.           Site Visits.  v)  During the Investigation Period, Purchaser and its employees, authorized agents, contractors, consultants and representatives (the “Consultants”) will have reasonable access to the Properties on at least one (1) Business Day’s prior notice to Seller during reasonable times as mutually agreed upon by Seller and Purchaser solely for the purpose of inspecting the physical and structural condition of the Properties and conducting non-intrusive

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physical inspections and tests and surveys and in furtherance of the terms of this Agreement including, without limitation, Section 3.5 and Article XII (collectively, “Due Diligence”); provided, however, that such inspections or tests will not unreasonably disrupt or disturb (x) the ongoing operation of the Properties; (y) any services to the Properties; or (z) the quiet possession of any Tenants under Leases.  Such notice shall describe the scope of the Due Diligence that Purchaser intends to conduct during Purchaser’s access to the Properties.  Seller will make reasonable efforts to have an agent available to accompany Purchaser or any Consultants, and in all events, Seller shall have the right to have a representative present during any visits to or inspections of any Properties.  Purchaser may request any and all publicly available information about the Properties from Governmental Entities but will not disclose to any Governmental Entity the results of any inspection, sampling or testing conducted at any Property without Seller’s prior written consent except to the extent required by Laws.  If Purchaser desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like (“Phase II”), Purchaser will identify in writing what procedures Purchaser desires to perform and request Seller’s express written consent which consent shall not be unreasonably withheld, delayed or conditioned.  Upon receipt of Seller’s written consent, if granted, Purchaser and all Consultants shall, in performing the Due Diligence, comply with the agreed upon procedures and with any and all Laws applicable to the Properties and will not engage in any activities that would violate any Licenses and Permits or Laws in any material respect.  Purchaser and any Consultants will:  (a) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Properties and (b) restore the Properties to the condition in which the same were found before any such entry upon the Properties and inspection or examination was undertaken, but in no event later than ten (10) days after such damage occurs.  Prior to conducting any physical inspection or testing at the Property, other than mere visual examination, including without limitation, boxing, drilling and sampling of soil, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, comprehensive general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and its managing agent, if any, as additional insureds, which insurance policies must have limits for bodily injury and death of not less than Three Million Dollars ($3,000,000) for any one occurrence and not less than Two Million Dollars ($2,000,000) for property damage liability for any one occurrence.  Prior to making any entry upon the Property for the purpose of conducting any physical inspection or testing, other than mere visual examination, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.

(b)           Except as may otherwise be specifically set forth in this Agreement, Purchaser acknowledges and agrees that it is purchasing the Property based solely upon its inspection and investigations of the Property and that Purchaser is purchasing the Property “AS IS” and “WITH ALL FAULTS”, based upon the condition of the Property as of the date of this Agreement, loss by condemnation, fire or other casualty excepted.

(c)           Purchaser shall maintain the confidentiality of all information furnished by Seller (including this Agreement and the Exhibits and Schedules attached hereto) that is not commonly available to the general public or the New York real estate community, except for disclosures as may be required by law or in connection with any legal proceeding with respect to this Agreement.  Purchaser may disclose such information to Purchaser’s employees, consultants, attorneys, accountants, engineers, lenders, investors and potential lenders and investors and

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attorneys, accountants and consultants of the same, provided that Purchaser shall notify all parties receiving information relating to the Property that same is confidential and receive the oral agreement of such parties not to disclose any such information delivered to them and Purchaser shall be responsible for the breach of confidentiality with respect to such confidential information by any such person.  Upon Seller’s request, after any termination of this Agreement other than the Closing, (i) Purchaser shall return within ten (10) Business Days to Seller all files, records and documents that were furnished by Seller to Purchaser in connection with this transaction in the possession or control of Purchaser, and shall use diligent, good faith efforts to cause its consultants, attorneys, accountants, engineers, lenders, investors and potential lenders and investors to do the same and (ii) Purchaser shall deliver to Seller true, complete and correct copies of all third-party reports obtained by Purchaser in connection with its inspection of the Properties, including all environmental reports, engineering reports, appraisals and similar materials.  This paragraph shall survive the termination of this Agreement (but not the Closing).

(d)           Except as required by Laws, neither Purchaser nor any representative or agent of Purchaser shall contact any Federal, state, county, municipal or other department or governmental agency regarding the Real Property or the condition of the Real Property without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition, if Seller’s consent is obtained by Purchaser, Seller shall be entitled to receive at least two (2) Business Days prior written notice of the intended contact and shall be entitled to have a representative present when Purchaser has any such contact with any governmental official or representative.  This Section 3.2(e) shall not prohibit Purchaser from (i) retaining a duly licensed environmental consultant to conduct such searches of public records as shall be necessary to complete its environmental site assessment of the Real Property or (ii) obtaining customary “departmental searches” with respect to the Real Property.

3.4.           Due Diligence Indemnity.  PURCHASER SHALL KEEP THE PROPERTIES FREE FROM ALL LIENS AND DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER AND THE SELLER PARTIES FROM AND AGAINST ALL CLAIMS AND/OR LOSSES, WHETHER ARISING OUT OF (i) INJURY OR DEATH TO PERSONS OR (ii) DAMAGE TO ANY PROPERTY, INCLUDING ANY PROPERTY OF TENANTS UNDER LEASES OR (iii) OTHERWISE FROM AND INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED, SUFFERED BY, OR CLAIMED AGAINST SELLER CAUSED BY (i) PURCHASER’S OR ANY OF ITS CONSULTANTS ENTRY UPON THE PROPERTIES AND ANY DUE DILIGENCE ACTIVITIES PURSUANT TO SECTION 3.2 INCLUDING BUT NOT LIMITED TO, THE COSTS OF REMEDIATION, RESTORATION AND OTHER SIMILAR ACTIVITIES, MECHANIC’S AND MATERIALMEN’S LIENS AND REASONABLE ATTORNEYS’ FEES, ARISING OUT OF OR IN CONNECTION WITH THE EXERCISING OF PURCHASER’S RIGHTS UNDER SECTION 3.2; PROVIDED, HOWEVER, THAT PURCHASER SHALL HAVE NO DUTY TO DEFEND OR INDEMNIFY SELLER FOR ANY LOSSES ARISING OUT OF CONDITIONS MERELY DISCOVERED, BUT NOT CAUSED OR CONTRIBUTED TO, BY PURCHASER OR ITS CONSULTANTS, AND (ii) ANY BREACH OF THIS AGREEMENT BY PURCHASER OR ANY CONSULTANT OR ANY OF THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, AGENTS, MEMBERS, SHAREHOLDERS, ATTORNEYS OR REPRESENTATIVES.  THE PROVISIONS OF THIS SECTION 3.3 SHALL SURVIVE THE CLOSING OR, IF THE TRANSFER IS NOT CONSUMMATED, ANY TERMINATION OF

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THIS AGREEMENT AND SHALL NOT BE SUBJECT TO ANY LIMITATION OF LIABILITY SET FORTH HEREIN EXCEPT AS PROVIDED IN THIS SECTION 3.3.

3.5.           Title and Survey.  vi) Seller shall convey and Purchaser shall accept such title to the Properties as is insurable (without special premium) by the Title Company, subject, nevertheless, only to the following matters (collectively, the “Permitted Exceptions”):

(1)           The White Castle Lease, and the Branch Lease;

(2)           Real estate taxes, assessments, water charges and sewer rents, not yet due and payable.  All taxes and charges shall be brought current as of the Closing Date and are subject to apportionment as more fully set forth below.

(3)           Any and all covenants, restrictions and easements of record as of the date hereof affecting the Properties.

(4)           All zoning, building and environmental laws, ordinances, codes, restrictions and regulations, and any amendments thereto, heretofore or hereafter adopted by any municipal, state, federal or other authority having or claiming jurisdiction over the Property.

(5)           Party Wall agreement or agreements of record, if any, existing as of the date hereof.

(6)           Any state of facts which a current accurate survey or personal inspection of the Property would disclose provided same does not make title unmarketable or uninsurable.

(7)           Rights of any public authority or utility company to lay, maintain, install and repair pipes, lines, poles, conduits, wires, cable boxes and other related equipment on, under, over of across the Property.

(8)           Minor variations between record lines of the Properties and retaining walls, if any.

(9)           Minor variations between legal description and the description in the tax map.

(10)           Any and all notes and notices of violations of law or municipal ordinances, orders or requirements now or hereafter noted in, or issued by, any governmental department having authority as to land, housing, buildings, fire, health, environmental and labor conditions affecting the Properties, providing the Seller shall pay and satisfy on or before the Closing Date any fines, judgments or monetary penalties in connection therewith.

(11)           Standard exceptions and exclusions from coverage normally contained in the form of owner’s title insurance policy to be issued by the Title Company.

(b)           At Closing, Purchaser shall obtain Title Policies from the Title Company with respect to Purchaser’s acquisition of the Properties and any financing in connection therewith.

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(c)           Title with respect to each of the Properties shall be such title as the Title Company shall be prepared to insure at standard rates as provided in this Section 3.4, subject only to the Permitted Encumbrances.

(d)           Purchaser may order a survey to be paid for by Purchaser (the “Survey”) which Survey shall certified to Purchaser and the Title Company.  If the Survey reveals any Title Defects that are not Permitted Exceptions, Purchaser shall notify Seller in writing, promptly following receipt of the Survey, specifying the defect(s), but in no event later than five (5) days prior to the expiration of the Investigation Period.  If Purchaser has given Seller timely written notice of such Defect(s), Seller shall either (x) cause such Title Defects to be cured or (y) advise Purchaser that it shall not cure such Title Defects in which event Purchaser may terminate this Agreement and, in such event, Purchaser shall receive a refund of the Deposit with all interest thereon.

(e)           Notwithstanding anything to the contrary contained herein, the Permitted Encumbrances shall not include (x) judgments against Seller or any affiliates, (y) mortgages or any other liens securing any financing obtained by Seller or (z) any mechanics or similar liens resulting from any work performed on behalf of Seller or any other matter affecting title placed of record after the Effective Date pursuant to Seller’s consent or affirmative action, but without Purchaser’s consent (collectively, “Seller’s Liens”), and Seller shall be required to discharge of record any and all Seller’s Liens from title on or before the Closing.  In addition, Seller shall be obligated to discharge any other Title Defects, provided that in no event shall Seller be required to incur aggregate costs or expenses for all Properties in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), in order to attempt to eliminate any exception to title or to otherwise cause title in and to the Property to be in accordance with the terms of this Agreement on the Closing Date other than Title Defects that can be removed by the payment of a fixed monetary sum with respect to which such cap shall not apply.  Notwithstanding anything contained herein, if Seller fails to remove any Seller’s Lien or other Title Defect, Purchaser may, but shall not be obligated to, close title subject to such Seller’s Lien with a credit against the Purchase Price in the amount required to remove the same.

3.5            Subdivision.  Property C forms a part of a tax map lot having a designation in the County of Kings of Block 7557, Lot 124 (“Lot 124”).  Lot 124 consists of approximately 15,405 square feet of vacant land and is subject to the Parking Lot Lease.  The Purchaser, at its sole cost and expense, shall cause the subdivision of Tax Lot 124 (the “Subdivision”) into two separate tax lots, to wit (i) Property C (as reduced) consisting of approximately 12,305 square feet of land, abutting Nostrand Avenue and Amersfort Place; and (ii) the balance of Lot 124, consisting of approximately 3,100 square feet, consisting of a parcel of land having a width of 31 feet (fronting on Hilel Place) and a depth of 100 feet (the “Retained Property”).  Purchaser shall, after the expiration of the Investigation Period, promptly commence and diligently complete the Subdivision.  Following the preparation and filing of all applications, surveys and certifications with the New York City Department of Buildings, the New York City Department of Finance and any other office or agency claiming jurisdiction over the Subdivision (collectively, the “City Agencies”), Purchaser shall seek on a continuous basis to obtain all necessary approvals for the Subdivision.  Purchaser shall submit to Seller, and Seller’s counsel, periodic progress reports on the Subdivision (including issuance of new tax lot numbers for Property C and the Retained Property).  Seller, at no cost or expense to it, shall promptly execute and deliver any documents

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or instruments reasonably required to obtain the Subdivision, provided such documents or instruments do not pose any liability or obligation on Seller with respect to which Seller is not indemnified by Purchaser or vary or modify the rights and obligations of the parties under this Agreement.  Notwithstanding anything to the contrary contained in Section 3.4 hereof, the Permitted Encumbrances shall not include any municipal violation which is filed or recorded against Property C following the Investigation Period, which violation if not removed of record will effectively prevent the approval for the Subdivision by the City Agencies.

3.6            Branch Lease.  Effective on the Closing Date, Seller shall retain possession of Property A pursuant to a lease between Purchaser, as landlord and Seller, as tenant (the “Branch Lease”).  The Seller shall subordinate the Branch Lease to any mortgage financing obtained by Purchaser, provided Purchaser’s mortgagee enters into a commercially reasonable form of subordination and non-disturbance agreement.  The form of the Branch Lease is attached hereto as Exhibit D.

IV.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:
4.1.           Organization and Power of Seller.  Seller is a savings bank duly organized and chartered under the laws of the United States of America.

4.2.           Authority; Noncontravention; Consents.  vii)  Seller has the requisite power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Seller, (ii) to perform its obligations hereunder and thereunder and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder.  The execution and delivery by Seller of this Agreement and all documents contemplated hereunder to be executed and delivered by Seller and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all corporate action, and no other company, entity or partnership proceedings on the part of Seller or their partners, shareholders or members are necessary to authorize any of the foregoing.  Except for the consent of the Office of Thrift Supervision (“OTS”) and consents obtained by Seller, prior to the date of this Agreement, no consent from any private or public authority or any other third party or required by any law or regulation is necessary to authorize any of the actions described in the first sentence of this Section 4.2.  This Agreement has been, and all documents contemplated hereunder to be executed by Seller, when executed and delivered will have been, duly executed and delivered by Seller and shall constitute the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights and by general principles of equity.

(b)           The persons or parties signing this Agreement on behalf of Seller have the power and authority to enter into this Agreement, to bind Seller to the provisions hereof and to comply with the obligations of Seller hereunder.

4.3.           Litigation.  Except for routine personal injury litigation arising from the ordinary course of operations of Seller and which are covered by insurance, there is no suit, action, proceeding or investigation pending or, to the knowledge of Seller, threatened against or

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affecting the Properties or that, individually or in the aggregate, if decided adversely to Seller, would reasonably be expected to prevent or delay in any material respect the consummation of the Transfer or any other transactions contemplated by this Agreement or otherwise prevent Seller from performing its obligations hereunder in any material respect.  As of the date hereof there is no litigation pending against Tenants commenced by Seller and no litigation pending or threatened by Tenants against Seller.

4.4.           Properties.  viii)  Seller has not received any written notice to the effect that any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Properties and Seller has no knowledge of any such pending or threatened proceedings.  Seller has not commenced any proceedings for rezoning, variance or other similar matters.

(b)           Schedule 4.4(b)-1 contains a list of Leases in effect as of the date hereof and rent roll (the “Lease Schedule”).  The Lease Schedule is true, correct and complete as of the date hereof.  Except for the Branch Lease, no Leases shall exist on the Closing Date other than the White Castle Lease.  “Lease” means each lease or other right of occupancy affecting or relating to a Property in which Seller is the landlord, either pursuant to the lease agreement or as successor to any prior landlord, and all amendments, modifications and supplements thereof, but shall not include subleases, franchise agreements, concession agreements or similar occupancy agreements entered into by Tenants or subtenants with third parties, to which Landlord is not a direct or consenting party, which by their nature are subject to Leases.  Seller has made available to Purchaser true, correct and complete copies of all Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees and supplements, and other occupancy agreements and outstanding default notices and other files with respect to the Leases, in each case that Seller had in its possession or control related thereto, as of the date hereof.  Each of the Leases is in full force and effect and, except as disclosed on the Lease Schedule, none of the Leases has been modified, amended or rescinded, the rights of each Tenant thereunder are as tenants only with no right to purchase (and no persons or entities, other than Seller pursuant to the Branch Lease, are entitled to possession of the Properties other than those listed on Schedule 4.4(b)-1), and none of the Leases has been assigned by the Tenant.  Seller has not received any advance payment of rent (other than for the current month and Tenant Deposits) on account of any of the Leases and no tenant is entitled to any “free rent” period, defense, credit, allowance or offset against rental.  All of the Leases are assignable by Seller as contemplated by this Agreement without the consent of any other party.  To the Knowledge of Seller, Seller is not in breach or default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default by Seller under, other than obtaining the consents contemplated hereunder) any Lease to which it is a party, which breach or default remains uncured, and Seller has not received written notice that it is in breach or default under any Lease to which it is a party, which breach remains uncured.

(c)           Attached hereto as Schedule 2.7 is a true, correct and complete list of the Tenant Deposits currently held by Seller under the Leases in effect as of the date hereof.

4.5.           Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on

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behalf of Seller, except for M.C. O’Brien pursuant to a separate fee agreement which shall be paid by Seller.

4.6.           Insolvency.  There are no voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, pending or, to the Knowledge of Seller, threatened against Seller.

4.7.           United States Person.  Each Seller is a “United States Person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Code.

4.8.           [Intentionally Omitted.]

4.9.           Patriot Act.  Seller has complied in all material respects with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), to the extent such Laws are applicable to it.  Neither Seller, nor any direct or, to Seller’s knowledge, indirect owner of Seller, is included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, or is a resident in, or organized or chartered under the laws of, (i) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (ii) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.  The foregoing representation shall not be applicable to any indirect owners of Seller whose ownership interest is solely in the form of publicly traded stocks or other securities acquired in a publicly traded market.

4.10.           Maintenance Contracts.  There are no maintenance, service and management contracts in effect with respect to the Properties (excluding such agreements as the tenant of Property B may have entered into) that will effect the Properties beyond the Closing (or the termination of the Branch Lease, in the case of Property A).

4.11.           Insurance Coverage.  Seller shall maintain the insurance coverage set forth in the Branch Lease.

4.12.           Options.  There are no options or rights of first refusal affecting Seller's right to complete this sale.

4.13.           Unrecorded Rights.  To the knowledge of Seller, there are no unrecorded rights-of-way, contracts of sale, easements, liens or encumbrances affecting the Properties or any part thereof.

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4.14.           Notice of Inaccuracy.  Seller shall promptly notify Purchaser in writing if Seller becomes aware that any of the representations or warranties have become materially inaccurate as to conditions at the Properties prior to Closing.

V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

5.1.           Organization, Standing and Power of Purchaser.  Purchaser is a New York limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of New York and has the requisite power and authority to carry on its business as now being conducted except in each case where the failure to be in good standing would not reasonably be expected to prevent or delay in any material respect the consummation of the Transfer or any other transactions contemplated by this Agreement, or the documents to be executed hereunder, or otherwise prevent Purchaser from performing its obligations hereunder or thereunder in any material respect.

5.2.           Authority; Noncontravention; Consents.  ix)  Purchaser has the requisite corporate power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Purchaser, (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder.  The execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary company action, and no other company proceedings on the part of Purchaser or its members is necessary to authorize any of the foregoing.  This Agreement has been, and all documents contemplated hereunder to be executed by Purchaser when executed and delivered will have been, duly executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights or general principles of equity.

(b)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser to which it is a party or the consummation by Purchaser of any of the transactions contemplated hereunder or thereunder.

5.3.           Brokers.  Purchaser has not dealt with any broker in connection with the transaction contemplated in this Agreement other than the Broker.  Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against any and all claims of any person or entity, other than the Broker, claiming a brokerage fee or commission through the Purchaser.

5.4.           Funding.  At Closing Purchaser will have sufficient cash or undrawn lines of credit to perform all of its obligations hereunder.

5.5.           Patriot Act.  Purchaser has complied in all material respects with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title

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III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), to the extent such Laws are applicable to it.  Neither Purchaser, nor any direct or, to Purchaser’s knowledge, indirect owner of Purchaser, is included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, or is a resident in, or organized or chartered under the laws of, (i) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (ii) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.  The foregoing representation shall not be applicable to any indirect owners of Purchaser whose ownership interest is solely in the form of publicly traded stocks or other securities acquired in a publicly traded market.

5.6.           Insurance Coverage.  Purchaser shall maintain the insurance coverage set forth in Schedule 12.2 (a).

VI.  COVENANTS

6.1.           Conduct of Seller’s Business Pending Transfer.  Prior to the Closing Date or the earlier termination of this Agreement, except as (i) specifically contemplated by this Agreement, or (ii) consented to in writing by Purchaser, Seller will:

(a)           Continue to operate, manage, lease and maintain the Properties in the usual, regular and ordinary course and in substantially the same manner as heretofore, subject to ordinary wear and tear;

(b)           Promptly notify Purchaser of any material emergency or other material change at the Properties;

(c)           Provide to Purchaser’s title insurance company a standard title affidavit for such title insurance company to insure title to the Properties subject only to the Permitted Encumbrances for the benefit of Purchaser;

(d)           In the event Seller becomes aware that any of Seller’s representations and warranties made hereunder are inaccurate, untrue or incorrect, Seller shall promptly notify Purchaser with a reasonably detailed description of the inaccuracy;

(e)           Not commence any proceedings for rezoning, variance or other similar matters.

(f)           Not file any instrument of record against title to any Property, except as contemplated in connection with the Subdivision (hereinafter defined);

6.2.           Leasing.  Seller shall not (i) voluntarily terminate any Lease other than the Parking Lot Lease, (ii) modify, extend, amend or renew any Lease

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or enter into any new Lease, (iii) grant any consents or waivers or make any elections under any Lease or (iv) take any other material actions under any Lease, in each case without Purchaser’s written consent.  Prior to Closing, Seller shall terminate the Parking Lot Lease and deliver Property C free and clear of any tenants, occupants and/or licensees.  At Closing, Purchaser shall assume the obligations of Seller under all of the Leases that exist as of the Closing and Purchaser shall indemnify Seller as set forth in this Agreement.

6.3.           Estoppel.  X) Tenant Estoppel.  Seller shall deliver to Purchaser prior to the Closing an estoppel certificate for the White Castle Lease in substantially the form of Exhibit E annexed hereto (or in such form as may be prescribed under any Tenant’s Lease or in the case of a national tenant, such form of estoppel certificate as is that tenant’s standard form of estoppel certificate) duly executed by such tenant and dated not more than 30 days prior to closing (“Tenant Estoppel”).  Notwithstanding the foregoing, for clarification and not limitation, Seller shall have the right (but not the obligation) to deliver a Seller estoppel certificate (in form and substance reasonably acceptable to Purchaser) if the Tenant Estoppel is not tendered; provided, however, that Seller shall have used reasonable efforts (and certified, in writing, the use of such efforts) to obtain the Tenant Estoppel.  Seller shall also deliver an estoppel for any lease pursuant to which Seller shall occupy any portion of the Properties post Closing.

VII.  ADDITIONAL AGREEMENTS

7.1.           Confidentiality.  Prior to Closing, neither party shall make any public announcement regarding the transactions contemplated hereby without the prior approval of the other party and each party shall keep confidential the existence of this Agreement, and confidential or proprietary information concerning the other party learned during the process of these investigations (other than information which is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Purchaser’s Representatives) and the existence of this Agreement; provided, however, that such information may be disclosed to the directors, officers, employees and partners of the respective parties, and to Purchaser’s prospective investors or lender and any such party’s attorneys and accounting firm and other consultants.  Any documentation furnished to Purchaser hereunder shall promptly be returned to Seller in the event this Agreement is terminated.  Notwithstanding anything contained herein to the contrary, either party may make such disclosures as are required by Law of any state or jurisdiction thereof, or other governmental body and/or regulatory authorities having jurisdiction over the Purchaser, Seller or their direct or indirect owners, the disclosure practices related to estate proceedings, or in connection with litigation arising from or related to this Agreement.

7.2.           Conveyance Taxes.  Purchaser and Seller will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer (collectively, “Transfer Taxes”) which become payable in connection with the transactions contemplated by this Agreement.  The parties shall cause such documents to be filed upon the Closing.  All Transfer Taxes shall be paid by Seller to the Title Company at Closing for payments to the applicable governmental authority, except for those Transfer Taxes which by statute or regulation are the primary obligation of the Purchaser.

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7.3.           Allocation of Purchase Price.  The Purchase Price attributable to the Properties shall be allocated among the Properties as set forth on Schedule 7.3 attached hereto (the “Allocation”).  Any Tax Returns shall be prepared and filed consistently with such agreed upon Allocation.

VIII.  CASUALTY AND CONDEMNATION

8.1.           In General.  If, prior to the Closing Date, a Property is destroyed or damaged by fire or other casualty in whole or in part or Seller receives notice of condemnation or sale in lieu of condemnation of a Property in whole or in part, Seller will notify Purchaser of that event and provide Purchaser with details of the extent of the damage or condemnation, which details shall include information as to the Leases that are impacted and Seller’s restoration plans.

8.2.           Minor Loss.  Purchaser shall be bound to purchase the Properties for the full Purchase Price as required by the terms hereof without regard to the occurrence or effect of any damage to the Properties or destruction of improvements thereon or condemnation of any portion of a Property except as set forth below, provided that a Significant Portion of no Property is (a) damaged or destroyed or (b) condemned in whole or part.  Seller will not be obligated to repair or restore such damage or destruction or condemned Property, but Seller will either (i) if all insurance or condemnation proceeds have been received prior to Closing, credit to Purchaser at Closing an amount equal to the amount of casualty insurance proceeds and condemnation proceeds collected by Seller as a result of such damage or destruction or condemnation plus the amount of any deductible payable under Seller’s insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any “aggregate limits” under the insurance policies less any reasonable sums expended by Seller toward the restoration or repair of the Properties, or (ii) if all insurance or condemnation proceeds have not been received prior to Closing, credit to Purchaser at Closing an amount equal to the amount of casualty insurance proceeds and condemnation proceeds collected by Seller plus the amount of any deductible payable under Seller’s insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any “aggregate limits” under the insurance policies less any reasonable sums expended by Seller toward restoration or repair of the Properties and give Purchaser an assignment of Seller’s right to receive insurance or condemnation proceeds if any portion of the insurance or condemnation proceeds are not collected before the Closing less, to the extent not previously deducted from the proceeds credited to Purchaser at Closing, any sums expended before the Closing to repair or restore the Properties.  The proceeds of any rent insurance paid in respect of any casualty will be apportioned between Seller and Purchaser as if the same were Rentals, as and when received.

8.3.           Major Loss.  If a Significant Portion of any Property is damaged or destroyed or condemned (a “Major Loss”), then within thirty (30) days after receipt of notice of such damage or destruction or condemnation, Purchaser must give notice to Seller of its intention to close the transaction in accordance with Section 8.2 as if a Major Loss had not occurred and receive the benefits of Section 8.2 or cancel this Agreement.  If Purchaser elects, by written notice to Seller, to terminate this Agreement in whole, Purchaser shall be entitled to receive the Deposit together with any interest income earned thereon and thereafter neither Seller nor Purchaser will have any

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further rights or obligations to the other hereunder except for such obligations that expressly survive the termination of this Agreement.

8.4.           Additional Matters.  With respect to any Property that Purchaser will acquire subject to the benefits of Section 8.2:

(a)           Restoration Plans.  Seller will obtain Purchaser’s approval, which will not be unreasonably withheld, delayed or conditioned, concerning any restoration, repair or re-construction plans for the Property.  Seller will be permitted to incur or enter into an agreement to incur any amount necessary to effect emergency or necessary repairs related to preservation of the Property or health and safety matters or which are required by the terms of any lease or other agreement to which Seller is a party, provided the same is at no expense or liability to Purchaser.

(b)           Settlement of Claims.  Seller will allow Purchaser to participate in the negotiations regarding the settlement of any claim for insurance and condemnation proceeds and Seller will not settle or compromise any claims related to the damage, destruction or condemnation under the relevant insurance policies or against a Governmental Entity effecting the condemnation without Purchaser’s consent, which consent will not be unreasonably withheld, delayed or conditioned.  Seller will provide to Purchaser copies of any correspondence relating to any such claims and will advise Purchaser of all material developments concerning such claims.

(c)           Cooperation.  Seller will cooperate with Purchaser to effect the assignment of the right to receive insurance or condemnation proceeds to Purchaser and will execute and deliver all such instruments as are reasonably necessary to complete that assignment.  This obligation will survive the Closing.

IX.  CLOSING

9.1.           Closing.  Subject to the satisfaction or waiver of all of the Closing Conditions, the closing of the Transfer (the “Closing” and the date on which the Closing occurs, the “Closing Date”) will take place on the date which is thirty (30) days after (x) the date the Subdivision has been approved and (y) new tax lot numbers have been assigned to Property C and the Retained Property (the “Approval Date”); provided, however, that Purchaser shall have the right to extend the Closing Date, provided that in no event shall the Closing occur later than seventy five (75) days after the Approval Date (the “Drop Dead Date”).  The Closing shall take place at 11:00 a.m. at the offices of Cullen and Dykman LLP, 44 Wall Street, New York, New York 10005, unless another time, date or place is agreed to in writing by the parties; provided, however, that the parties agree to close at the offices of Purchaser’s lender, if any, or counsel thereto, in each instance, located in the County of New York.  Time is of the essence as to the Purchaser’s obligation to close on the Drop Dead Date.

9.2.           Conditions To Obligations of Seller.  The obligation of Seller to effect the Transfer is subject to satisfaction or waiver by Seller of the following conditions:

(a)           Representations and Warranties of Purchaser.  The representations and warranties of Purchaser set forth in this Agreement shall be true and correct at and as of the Closing Date, as

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if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects and Seller will have received a certificate (which may be qualified by knowledge to the same extent as the representations and warranties of Purchaser are so qualified) signed on behalf of Purchaser by an authorized officer of Purchaser, in that capacity, to that effect.

(b)           Performance of Covenants of Purchaser.  Purchaser shall have performed in all material respects all covenants required to be performed by it under Section 3.3 hereof prior to the Closing.  Purchaser shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing, Purchaser shall have delivered payment of the balance of the Purchase Price, and Purchaser shall not have breached in any material respect any covenant that prevents Seller from fulfilling its obligations under this Agreement or otherwise frustrates the closing of the transactions contemplated under this Agreement.

(c)           Closing Deliveries of Purchaser.  Seller will have received from Purchaser the following items:

(i)           the Purchase Price (after application of the Deposit plus any interest and other investment income thereon as provided in Section 2.1), after all adjustments are made at the Closing in accordance with this Agreement including without limitation Section 2.4, together with any other amounts to which Seller may be entitled pursuant to the terms hereof (including, without limitation, Section 13.8);

(ii)           a counterpart original of the Lease Assignment in the form attached as Exhibit F, duly executed by Purchaser;

(iii)           a counterpart original of the Branch Lease, duly executed by Purchaser, as landlord.

(iv)           a written notice, in the form attached hereto as Exhibit G, executed by Purchaser and to be addressed and delivered to the Tenants of the Properties by Purchaser and Seller, (i) acknowledging the sale of the applicable Property to Purchaser, (ii) acknowledging that Purchaser has received and that Purchaser is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”);

(v)           a counterpart original of the Closing Statement duly executed and acknowledged by Purchaser; and

(vi)           proof of insurance required under Section 12.2.

9.3.           Conditions To Obligations of Purchaser.  The obligations of Purchaser to effect the Transfer is further subject to satisfaction or waiver by Purchaser of the following conditions:

(a)           Representations and Warranties of Seller.  The representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of that time (except to the extent expressly made as of an earlier date, in which

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case as of that date), in all respects and Purchaser will have received a certificate (which may be qualified by Knowledge of Seller to the same extent as the representations and warranties of Seller are so qualified) signed on behalf of Seller by an authorized officer of Seller, in that capacity (“Seller’s Update Certificate”), to that effect which shall be deemed a representation and warranty of Seller as of the Closing Date.

(b)           Performance of Covenants of Seller.  Seller shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c)           Closing Deliveries of Seller.  Purchaser will have received from Seller the following items:

(i)           bargain and sale deed without covenants against grantor’s acts in sufficient and recordable form to convey the Properties (the “Deed”), duly executed and acknowledged by the Seller, and with the proper metes and bounds incorporated therein pursuant to a current survey obtained at Purchaser’s expense;

(ii)           a counterpart original of the Lease Assignment, duly executed by Seller:

(iii)           a counterpart original of the Branch Lease, duly executed by Seller, as tenant;

(iv)           the Tenant Notice Letters, duly executed by Seller;

(v)           a certificate in the form attached hereto as Exhibit H certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any other document required under applicable laws to be executed by Seller in connection with any recordation and/or transfer tax applicable to the transaction contemplated by this Agreement, duly executed and acknowledged by Seller;

(vi)           a counterpart original of the Closing Statement, duly executed by Seller;

(vii)           the Tenant Deposits, either (x) as part of an adjustment to the Purchase Price, or (y) in the form of letters of credit from Tenants of which Purchaser is the beneficiary;

(viii)           an assignment, if necessary, in form and substance reasonably satisfactory to Purchaser of all rights to condemnation awards or insurance proceeds, if any, relating to any Property and of the right to prosecute and adjust all proceedings and claims in connection therewith, duly executed by Seller in accordance with Article VIII;

(ix)           corporate resolutions authorizing the transactions contemplated hereunder and execution of the closing documents, and certificates of incumbency certifying the titles and signatures of the corporate officers authorized to consummate the Transfer on behalf of Seller, or such other reasonable evidence of Seller’s power and authority;

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(x)           all original Leases, Contracts, Licenses and Permits, Records and Plans, and all other documentation relating to the Properties in Seller’s possession (which shall be made available to Purchaser at the Properties or at Seller’s principal office);

(xi)           standard title affidavits attached and the other affidavits, documents and information set forth in Section 6.1(j);

(xii)           original of the Tenant Estoppel and, if applicable, Seller Estoppel required pursuant to Section 6.3;

(xiii)           proof of insurance required under the Branch Lease; and

(xiv)           such other documents as may be reasonably requested by Purchaser’s Title Company to convey title to the Properties.

X.  TERMINATION, DEFAULT, AMENDMENT AND WAIVER

10.1.        Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)           by mutual written consent of the parties at any time prior to Closing, whereupon Purchaser shall be entitled to receive the Deposit together with any interest and investment income earned thereon;

(b)           by Seller in strict accordance with Section 3.1;

(c)           by Seller, if the Transfer is not consummated by the Closing Date, whereupon Purchaser shall be entitled to receive the Deposit together with any interest earned thereon; provided, in the case of termination pursuant to this Section 10.1(c), the Seller shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section 10.1(c);

(d)           by Purchaser as provided in Sections 8.3, whereupon Purchaser shall be entitled to receive the Deposit together with any interest earned thereon; or

(e)           as otherwise expressly provided in this Agreement.

10.2.           Defaults and Remedies.  xi)  Notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur by reason of any Seller default, Purchaser as its sole remedy may elect any one of the following:

(i)           terminate this Agreement and receive the return of the Deposit, including any interest earned thereon, at which time this Agreement will be null and void and neither party will have any rights or obligations under this Agreement, except for the provisions that are expressly stated to survive the termination of this Agreement; or

(ii)           sue for specific performance of Seller’s obligations under this Agreement.

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Except as provided in this Section 10.2, Purchaser will have no other remedy or right to seek any other damages at law or remedy in equity with respect to such default.

(b)           Notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur because (i) Purchaser shall have failed to pay the Purchase Price at the Closing or if Purchaser has failed to satisfy Section 9.2(b), or (ii) if any of Purchaser’s representations or warranties set forth in this Agreement shall not be true, correct and complete on the Closing Date as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects, Seller’s sole and exclusive remedy will be to terminate this Agreement and to receive the Deposit, together with all interest income earned thereon, as liquidated damages, at which time this Agreement will be null and void and neither party shall have any rights or obligations under this Agreement, except for such provisions that are expressly stated to survive the termination of this Agreement.  Seller and Purchaser acknowledge and agree that (i) the Deposit and any interest earned thereon is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Properties from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Deposit and any interest and other investment income earned thereon in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Deposit and any interest earned thereon shall be and constitutes valid liquidated damages.

10.3.           Effect of Termination.  In the event of termination of this Agreement by either Seller or Purchaser, this Agreement will be null and void and neither party will have any rights or obligations under this Agreement, except for the provisions that are expressly stated to survive the termination of this Agreement.

10.4.           Amendment.  This Agreement may be amended by the parties in writing by applicable corporate or partnership action at any time before the Closing Date.  This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

10.5.           Extension; Waiver.  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions of the other party contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

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XI.  SURVIVAL

11.1.           Survival of Representations and Warranties.  The representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of twelve (12) months following the Closing Date.

XII.  CONSTRUCTION OF BANK BRANCH

12.1.           Construction Requirements and Break-Up Fee.  (a) Seller shall promptly and diligently after the Effective Date commence and diligently complete preparation of the plans and specifications (the “Plans and Specifications”) for an approximate 3,000 square feet bank branch with a basement to be constructed on the Retained Property (“Bank Branch”), which shall incorporate the specifications contemplated by the Preliminary Specifications and Preliminary Design, each annexed hereto as Exhibit I and as otherwise provided for herein.  The Plans and Specifications shall be subject to the prior written approval of Purchaser and Purchaser’s architect which in each instance shall not be unreasonably, withheld, delayed or conditioned.  Following the preparation of the approved Plans and Specifications and delivery of a complete and final set by Seller to Purchaser, in such form as may be reasonably required (ie. CADD), Purchaser shall seek on a diligent basis to obtain all necessary permits, and shall promptly and diligently after the Closing Date commence and thereafter diligently pursue on a continuous basis to completion the construction of the Bank Branch, as contemplated by the Plans and Specifications to include (a) a basement level usable for storage area having a minimum of 1,500 square feet (including basement stairwells) on a single level with ten (10) foot slab to slab height throughout and one (1) (but not more than two (2) if required by code) stairwells for freight access to the first floor branch in location(s) reasonably acceptable to Seller; (b) a ground floor retail area, column free (to the extent possible in accordance with both applicable legal and sound engineering requirements), having a minimum of 3,000 square feet on a single level with an unobstructed fifteen (15) foot ceiling height slab to slab throughout and (c) all electrical, gas, water and sewer, utility lines stubbed to the building.  The Plans and Specifications shall call for an approximate three (300) hundred square foot lobby and ATM area.  Purchaser shall keep Seller apprised of any material changes to the construction of the Bank Branch from time to time and Purchaser is authorized, following prior notice and consultation with Seller, to make non-material or de minimis changes to the Plans and Specifications as may be required during the course of construction.  Purchaser shall construct the Bank Branch in compliance with the Plans and Specifications and Seller shall insure that the Plans and Specifications meet all applicable legal requirements (“Requirements”), including, but not limited to (i) Local Law No. 5 of 1973, as then in force, (ii) the Building Code of New York City, as then in force, (iii) the Zoning Resolution of New York City, as then in force, and (iv) SEQRA.  Purchaser shall obtain all necessary permits, consents, certificates and approvals for the construction of the Bank Branch required under the Requirements.  Seller, at no cost or expense to it, shall promptly execute and deliver any documents or instruments reasonably required to obtain such permits, consents, certificates and approvals.  Purchaser’s architect shall be the “architect of record.”

(b)           In consideration of Seller engaging its architect to prepare the Plans and Specifications prior to the expiration of the Investigation Period, the Purchaser agrees that in the event Purchaser elects to terminate this Agreement, as specifically provided more fully in Section 3.01 hereof, the Escrow Holder shall be authorized to remit $37,500.00 to Purchaser (the

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“Break-Up Fee”) from the Deposit.  The balance of the Deposit (e.g. $462,500.00, plus accrued interest) shall thereafter be refunded to Purchaser, as required under Section 3.01.

12.2.           Insurance. xii) During construction of the Bank Branch on the Retained Property, Purchaser shall provide insurance coverage as provided for in the attached specimens or forms Acord 25 (Certificate of Liability Insurance) and Acord 28 (Evidence of Commercial Property Insurance/Builder’s Risk) in Exhibit J.

(b)           Prior to the commencement of any construction on the Retained Property, Purchaser shall provide, or cause to be provided, and thereafter shall keep in full force and effect, or cause to be kept in full force and effect, until substantial completion of the Bank Branch, insurance coverage evidenced by the aforesaid insurance certificates.

(c)           Purchaser acknowledges that no construction shall be commenced until Purchaser shall have delivered to Seller the Acord 25 and Acord 28 certificates in the form attached hereto in Exhibit J.

(d)           Seller and Purchaser shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss and Seller and Purchaser shall execute and deliver such proofs of loss and other instruments, which may be required for the purpose of obtaining the recovery of any such insurance moneys.

12.3.           Construction and Delivery Requirement.  Purchaser shall complete construction of the Bank Branch, fully enclosed, and water-tight, with all heating, ventilating and air conditioning systems and trunk duct installed but not distributed, and all utility and power lines (including receptacles and circuit breakers as per code requirements) and water/sewer lines in each instance as required by applicable building code to deliver a temporary certificate of occupancy.  The Plans and Specifications shall provide for at least two (2) standard finished bathrooms in the Bank Branch with location to be agreed upon by Seller and Purchaser.  Purchaser shall perform its duties and responsibilities under this Agreement in regards to the construction of the Bank Branch in a timely and professional manner and in good faith.  Purchaser shall cause all amounts payable by Purchaser to contractors and its lenders to be paid in a timely manner.  Purchaser grants Seller and Seller’s architect reasonable access, at reasonable times and upon reasonable notice, to inspect the construction of the Bank Branch so long as such inspection does not unreasonably interfere with the construction of same.  Purchaser’s contractor shall warrant Seller that the Bank Branch will be free of all material construction defects (latent or otherwise) for a period of three (3) years from delivery to Landlord of the “vanilla box”.  The Retained Property and the assets of Seller shall be free and clear of all liens arising out of, or connected with, the construction of the Bank Branch and the development of the Bank Branch.  Upon substantial completion of the Bank Branch, Purchaser shall furnish Seller with (i) a certificate from a licensed professional engineer or registered architect certifying that the Bank Branch has been completed substantially in accordance with the Plans and Specifications therefore, (ii) a true copy of the temporary or permanent Certificates of Occupancy for the Bank Branch, (iii) lien waivers from the general contractor and all major subcontractors and (iv) when same becomes available a complete set of “as built” drawings of the Bank Branch.

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12.4.           Indemnity.  Purchaser shall keep the Retained Property free from all liens and shall defend, indemnify and hold Seller harmless from and against all claims and/or losses (including reasonable attorneys’ fees and costs incurred), whether arising out of (i) injury or death to persons; (ii) damage to any property, including the Retained Property, or (iii) otherwise suffered by, or claimed against Seller caused by Purchaser or any of Purchaser’s contractors, consultants, advisors and agents arising out of any acts (or failures to act) related to the Purchaser’s obligations under this Section 12.

12.5.             Signage.  Seller shall be permitted to install commercially reasonable signage upon the existing building (and any replacement building) located on Property A.  Seller shall obtain all necessary permits, certificates and approvals of governmental authorities, as well as Purchaser’s approval of its sign drawings (which approval will not be unreasonably withheld or delayed) before installing any signage on Property A.  The right to install such signage shall be evidenced by a limited signage easement to be negotiated in good faith by the parties following completion of the Bank Branch.

12.6.           ICAP.  Prior to the filing by Purchaser of any necessary permits and approvals required for the construction of the Bank Branch, the Seller and Purchaser shall coordinate the filing of a preliminary application for applicable tax benefits under the Industrial and Commercial Abatement Program.

12.7.           Survival.  The provisions of this entire Section 12 shall survive the Closing Date and expire twelve (12) months following issuance of the final certificate of occupancy for the Bank Branch.

XIII.  GENERAL PROVISIONS

13.1.           Notices.  All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

if to Seller, to: Flatbush Federal Savings and Loan Association 2146 Nostrand Avenue Brooklyn, New York 11210 Attention: Jesus R. Adia E-mail: Jadia@flatbushfed.com with a copy to: Cullen and Dykman LLP 44 Wall Street New York, New York 10005 Attention: Paul A. Michels, Esq. E-mail: pmichels@cdbp.com

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if to Purchaser to: C AND A CAPITAL LLC 1412 Broadway, 3rd Floor New York, New York 10018 Attention: Ike J. Chehbar E-mail: ijc@thejacksongroup.com with a copy to: Seyfarth Shaw LLP 620 Eighth Avenue New York, New York 10018 Attention: Marc J. Gurell, Esq E-mail: mgurell@jeyfarth.com
All notices will be deemed given only when actually received.  Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given.

13.2.           Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule such reference will be to a Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  The plural of any term defined in the singular, and the singular of any term defined in the plural, shall have a meaning correlative to such defined term.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which such party or its counsel participated in the drafting thereof or by any reason of the extent to which such provision is consistent with any prior draft hereof.

13.3.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile or electronic copy signature.

13.4.           Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Schedules and Exhibits attached hereto and the documents and instruments delivered and to be delivered hereunder constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Persons entitled to indemnification hereunder, and in each case their respective successors, heirs, legal representatives and permitted assigns.

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13.5.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

13.6.           Designation of Affiliates; Assignment.  Neither this Agreement, nor any of the rights, interests or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party.  Notwithstanding the foregoing, Purchaser shall have the right to (x) assign this Agreement to an Affiliate and/or (y) designate any Affiliate to take title to any or all of the Properties by notice to Seller given at least three (3) days prior to Closing, provided Purchaser will remain liable to Seller with respect to all liabilities and obligations to be assumed by the transferee with respect to such Properties and Purchaser will guarantee the obligations of those Affiliates to the other parties to the Assumed Liabilities if so requested if and to the extent Purchaser would have been liable to such other party for the Assumed Liabilities had Purchaser not designated an Affiliate to take title to the Properties under this Section 13.6.

13.7.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

13.8.           Expenses.  Except as provided in this Section 13.8, each party will bear its own costs and expenses related to the negotiation and execution of this Agreement, and obtaining third party consents to the performance of that party’s obligations under this Agreement.  Purchaser will be responsible for all fees and costs in connection with its mortgage financing, if any, and of the financial advisor to Purchaser.  Purchaser will be responsible for all costs and expenses of (i) its Due Diligence, including without limitation the costs of the environmental and engineering reviews and audits, appraisals, accounting and other financial reviews; (ii) any premiums and other charges and/or fees for the Title Policies, including without limitation any title search, examination charges and other cost and expenses charged by the Title Company for preparing any title commitments ordered from the Title Company by Purchaser and any mortgage recording taxes; (iii) the costs to obtain any survey ordered by Purchaser; and (iv) all costs and expenses related to the Subdivision and construction of the Bank Branch.  All real estate transfer taxes shall be paid by Seller, unless such transfer taxes are the responsibility of Purchaser pursuant to the terms hereof.

13.9.           No Recordation.  Seller and Purchaser agree that neither this Agreement nor any memorandum or notice thereof shall be recorded and Purchaser agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by Purchaser in connection with its enforcement of its rights hereunder) against any of the Properties or any portion thereof in connection herewith, and (b) to indemnify Seller against all costs, expenses and damages, including without limitation, reasonable attorneys’ fees and disbursements incurred by the Seller by reason of the filing by Purchaser of such notice of pendency or other instrument.  This Section 13.9 shall survive termination of this Agreement.

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13.10.           Limitation of Liability.  xiii)  Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the employees, directors, officers, shareholders, advisors, attorneys, or agents of Seller, or any other person or entity, shall have any personal liability or obligation whatsoever for obligations entered into by or on behalf of Seller.

(b)           Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the direct or indirect members, partners, affiliates, managers, employees, directors, officers, shareholders, advisors, attorneys, or agents of Purchaser, or any other person or entity, shall have any personal liability or obligation whatsoever for obligations entered into by or on behalf of Purchaser.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

SELLER:

FLATBUSH FEDERAL SAVINGS AND LOAN
ASSOCIATION (f/k/a Flatbush Federal Savings
and Loan Association of Brooklyn)

By:	/s/ Jesus R. Adia
Jesus R. Adia
President

PURCHASER:

C AND A CAPITAL LLC

By:	/s/ Alex Adjmi
Name: Alex Adjmi
Title: Authorized Signatory

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EXHIBIT A

Properties

(1)	2146 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 130 (“Property A”).

(2)	2158 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 135 (“Property B”).

(3)	A portion of 2166 Nostrand Avenue, Brooklyn, New York, consisting of approximately 12,305 square feet, having a tax map designation of Block 7557, Lot 124 (“Property C”)

Exhibit - A

EXHIBIT B

DEFINITIONS

Certain Definitions.  As used in this Agreement, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” (or words of similar import) has the same meaning as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

“Bankruptcy” means the commencement of any proceeding under any applicable bankruptcy, reorganization, liquidation, insolvency, creditor’s rights, or similar law now or hereafter in effect or commencement of a proceeding in which a receiver, liquidator or trustee is sought to be appointed.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or obligated to close.

“Contracts” means all agreements, contracts, management agreements, leasing agreements, maintenance contracts, equipment leasing agreements, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating to the Properties, Improvements or Personal Property and under which Seller is currently paying or receiving compensation for services rendered in connection with the Properties, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the date hereof.

“Environmental Law” means any Law or order of any Governmental Entity relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Escrow Holder” means Cullen and Dykman LLP, 44 Wall Street, New York, New York 10005.

“Hazardous Materials” means (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants” or words of similar import under any Environmental Law, and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

“Improvements” means all of the buildings, structures, fixtures, facilities, installations and other improvements, of every kind and description now or hereafter located on the Properties,

Exhibit - B

including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, security devices, signs and light fixtures.

“Licenses and Permits” shall mean, collectively, all licenses, registrations, franchises, permits, concessions, orders, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Properties, together with all renewals and modifications thereof.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Real Property” means those certain parcel(s) of real property comprising the Property described in Exhibit A, together with the applicable owner’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including, but not limited to, the applicable owner’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface rights, development rights and water rights; but does not include the Retained Property, title to which shall remain in Seller’s name.

“Records and Plans” means, collectively:  (i) all books and records, including, but not limited to, property operating statements, specifically relating to the Properties; (ii) all structural reviews, architectural drawings and environmental, engineering, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; (iii) all preliminary, final and proposed plans, specifications and drawings of the Improvements or the Real Property or the Properties or any portion thereof; and (iv) with respect to the Properties, the accounting, billing and financial records, personnel records, blueprints, specifications, warranties, plats, maps, surveys, building and machinery diagrams, maintenance and production records, environmental records and reports and sales records.  The term “Records and Plans” shall not include (w) any document or correspondence which would be subject to the attorney-client privilege; (x) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (y) any internal memoranda, reports or assessments of Seller, relating to Seller’s valuation of the Properties; and (z) appraisals of the Properties whether prepared internally by Seller or externally.

“Rentals” shall mean fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proration share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, merchant’s association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property.

“Significant Portion” with respect to a Property means any taking by condemnation or destruction or damage by fire or other casualty (1) resulting in, in the event of condemnation, a loss in value or, in the case of destruction or damage by fire or casualty, a cost of repair, restoration, or replacement in excess of 15% of the Purchase Price for such Property, (2) that

Exhibit - B

materially affects access to the Property or Purchaser’s ability to use the same (including, without limitation, reduction in parking).

“Tax Return” or “Tax Returns” means any report, return, or other information required to be supplied to any taxing authority in connection with Taxes.

“Tax” or “Taxes” means all taxes, fees, levies, or other assessments, imposed by the United States or any state, country, local, or foreign government or subdivision or agency thereof including, without limitation, income, gross receipts, excise, real and personal property, premiums, municipal, capital, value-added, goods and services, consumption, sales, transfer, license, payroll, and franchise taxes, and such term shall include any interest, penalties, or additions to tax attributable to such taxes, fees, levies, or other assessments.

“Tenant Deposits” means all advance rents and security deposits (whether cash or non-cash) paid or deposited by a Tenant to Seller, as landlord, or to any other person on Seller’s or such owner’s behalf pursuant to a Lease (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law.)

“Tenants” means all persons or entities occupying or entitled to possession of any portion of any Property pursuant to a Lease.

“Title Company” means Kensington Vanguard National Land Services LLC or such other title or abstract company doing business in the State of New York selected by Purchaser.

“Title Defects” means (i) title matters (other than zoning compliance) relating to any Property that are disclosed in (x) title commitments (or updates thereof) or surveys obtained by or delivered to Purchaser or (y) violation, judgment and lien searches, if any, conducted by Purchaser after the date of this Agreement, which matters are not Permitted Encumbrances, or (ii) any Pre-Closing Removal Matter not either cured by Seller or resulting in decrease in the Purchase Price in accordance with Section 3.4(d)(i) or (ii).

“Title Policies” means the ALTA owner’s or leasehold form title policies, which title policies insure the fee simple or leasehold interests, as applicable, of the Purchaser.

Exhibit - B

EXHIBIT C

FORM OF ESCROW AGREEMENT

March 3, 2010

Cullen and Dykman LLP
44 Wall Street
New York, New York 10005

Gentlemen:

Pursuant to a Purchase Agreement, dated the date hereof (the “Contract”), between Flatbush Federal Savings and Loan Association (f/k/a Flatbush Federal Savings and Loan Association of Brooklyn) (the “Seller”) and C AND A CAPITAL LLC (the “Purchaser”) with respect to the sale of certain properties identified in the Contract (the “Property”), we request you to act as escrow agent (“Escrowee”) to hold in escrow in an interest bearing and insured account with TD Bank, N.A., the deposit made under the Contract by Purchaser in the sum of $500,000.00, (the “Deposit”), on the following terms and conditions:

1.           Capitalized terms used herein unless otherwise defined shall have the same meaning ascribed thereto in the Contract.

2.           Escrowee shall deliver the Deposit to Seller or to Purchaser, as the case may be, in accordance with the following:

(a)           To the Seller upon the closing contemplated by the Contract; or

(b)           Subject to Paragraphs 3 and 4 hereof, to the Seller upon receipt of written demand therefor signed by Seller, stating that Purchaser has defaulted in performance of its obligations under the Contract, that Seller is entitled to such payment under the Contract; or

(c)           Subject to Paragraphs 3 and 4 hereof, to Purchaser (less the Break-Up Fee, in the event the Contract is terminated pursuant to Section 3.1) upon receipt of written demand therefore signed by Purchaser, stating that (i) Purchaser has properly and timely terminated the Contract pursuant to Section 3.1 or (ii) Seller has defaulted in the performance of its obligations under the Contract and that Purchaser is entitled under the Contract to the return of the Deposit. In the event Purchaser has properly and timely terminated the Contract pursuant to Section 3.1, Escrowee shall deliver the Break-Up Fee to Seller simultaneously with the remittance of the balance of the Deposit to Purchaser.

3.           Upon receipt of a demand for the Deposit made by Seller or Purchaser pursuant to subparagraph 2(b) through 2(c), inclusive, Escrowee shall promptly give notice to the other party of such demand.  If Escrowee does not receive an objection from the other party to the proposed payment within 20 days after the giving of such notice, Escrowee is hereby authorized to make such payment.  If Escrowee receives an objection from the other party to the proposed payment

Exhibit - C

within such period, Escrowee shall send a copy thereof to the party who made the demand and shall not release the Deposit to such party.

4.           If conflicting demands are made by the parties in connection with this Agreement or if Escrowee, in good faith, is in doubt as to the action it should take, Escrowee, acting solely as a stakeholder, shall have the right to commence an interpleader action in the Supreme Court for Kings County and/or to take no further action except in accordance with joint instructions from Seller and Purchaser or in accordance with the final judgment of the court in such action or the final judgment of a court of competent jurisdiction entered in a proceeding in which Seller and Purchaser are named as parties, directing the disbursement of the Deposit.  In addition, if Escrowee shall receive a notice from either Seller or Purchaser to the effect that litigation between Seller and Purchaser over entitlement to the Deposit has been commenced, Escrowee reserves the right, on notice to Seller and Purchaser, to deposit the Deposit with the Clerk of the Court in which such litigation is pending.

5.           (a)           Escrowee shall be under no obligation to take any action in respect of the Deposit or pursuant to this Agreement which, in its opinion, shall be likely to involve it in any expense or liability, unless and until Escrowee shall be furnished with an indemnity satisfactory to it against such liability and expense in connection with the taking of such action.

(b)           Escrowee shall be entitled to rely, for all purposes of this Agreement upon any notice, demand or other communication given to it pursuant to this Agreement with respect to the matters stated therein, and each such notice, demand or communication shall be full authority to Escrowee for any action taken, suffered or omitted in reliance thereon.  Escrowee is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any writing delivered to it in accordance with this Agreement and may assume that any person signing such writing is authorized to do so.

(c)           Escrowee shall not be held liable by reason of its inability to make any required disbursement from the Deposit because of any insufficiency of the Deposit resulting from any loss on the account in which the Deposit is held pursuant to this Agreement.

(d)           Escrowee shall not be answerable or accountable except for its bad faith, willful misconduct or negligence, and Escrowee shall not be liable for any error of judgment made by it in good faith.

(e)           Escrowee shall charge no fee for its services under this Agreement.

(f)           Escrowee in entering into this Agreement assumes no obligations under or with respect to the Contract and is not bound by any of the terms thereof.

(g)           Escrowee may act or refrain from acting in respect of any matter referred to in this Agreement in full reliance upon and with the advice of counsel selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from acting upon the advice of such counsel, except in the case of subparagraph (d) above.

6.           Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Deposit or any other dispute between the parties.

Exhibit - C

7.           This Escrow Agreement shall create no right in any person or entity other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

8.           Except for claims under Section 5(d) hereof, Seller and Purchaser shall jointly and severally indemnify and hold harmless Escrowee from any damage, cost, liability or expense (including without limitation reasonable attorneys’ fees and disbursements either paid to retained attorneys or representing the fair value of legal services rendered by Escrowee) which Escrowee may incur by acting hereunder, without prejudice to any right either party may have against the other party for any such damage, cost, liability or expense.

9.           All notices, demands, requests and other communications required to be given or which may be given hereunder shall be in writing and shall be given in accordance with the provisions of the Contract.

10.           This Agreement constitutes the entire agreement with respect to the terms and conditions of this escrow, and no modification of this Agreement shall be binding unless in writing and signed by the party to be charged.

11.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the within escrow shall not inure to the benefit of any of the assigns of Purchaser or Seller unless and until Escrowee shall have received a duly executed assignment and assumption (in form satisfactory to Escrowee) of all of the assignor’s obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

Exhibit - C

Very truly yours,
FLATBUSH FEDERAL SAVINGS AND LOAN
ASSOCIATION (f/k/a Flatbush Federal Savings
and loan Association of Brooklyn)

By:
Jesus R. Adia
President

C AND A CAPITAL LLC

By:
Name:
Title:

AGREED TO

__________________________
Cullen and Dykman LLP
Escrowee

Exhibit - C

EXHIBIT D

BRANCH LEASE

Exhibit - D

EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT:__________________________________________________________________
[d/b/a: ____________________________________________________________________]

ADDRESS:  ________________, Brooklyn, New York (the “Premises”)
The undersigned hereby certifies the following:

a)           The undersigned is the present tenant of the Premises pursuant to that certain Lease dated ___________, ____, by and between _______________________________, as Landlord, and _______________________________, as Tenant (“Lease”).  The Lease is in full force and effect, constitutes the entire agreement between Landlord and Tenant and has not been modified or amended except as follows: ______________________________________________.

b)           The current term of the Lease is for a period of ___________________ (___) years, expiring ______________________, ____ [Said Lease also contains ___ renewal option[s] for a period of ________________________________ (___) years [each] under the terms and conditions specified in the Lease.]

c)           The current monthly rental of $__________________ has been paid through ________________________, 20__.  [Percentage rent has been paid through __________, 20__.]  Additionally Tenant currently pays, on a monthly basis, estimated amounts on account of the following expenses:

Taxes:	$________	Common Area Maintenance:	$________
Insurance:	$________	Operating Expenses:	$________

No rental has been paid more than thirty (30) days in advance.

d)           A security deposit of $ _____________ in the form of [cash/letter of credit] has been delivered and is still held by Landlord in accordance with the Lease.

Exhibit - E

e)           As of the date hereof, neither Landlord nor Tenant is in default in the performance of its obligations under the Lease, nor does any condition exist which with the giving of notice of the passage of time, or both, would constitute a default by Landlord or Tenant under the Lease.

f)           Tenant has accepted possession of the Premises and is now occupying the Premises and no person or firm other than the Tenant and its employees is in possession of the Premises or any portion thereof.  Any improvements to be made by the Landlord have been completed to the satisfaction of Tenant and the lease term has commenced and full rental is now accruing thereunder.

g)           The undersigned is entitled to no defense, counterclaim, liens, claims of credit, offset or deduction in rent or other monetary obligations or any other claims against Landlord under the Lease that have not been fully satisfied as of the date hereof.  Tenant has received payment in full of any tenant improvement allowance or build-out allowance or any other similar payment to be provided by Landlord to Tenant pursuant to the terms of the Lease.

h)           No assignments, subleases, mortgages, hypothecation, or other transfers or any of Tenant’s interest in the Lease are currently in effect except as follows: ______________________________________________________________.

i)           Said Lease contains no option to purchase, option to expand, rights of first refusal, rights of first offer or similar rights relating to the foregoing nor are there any covenants contained in said Lease or any other instrument whereby the undersigned has a right to acquire an interest in and to said land and improvements or lease any additional space.  In addition, Tenant has no right under the Lease to cancel or terminate the Lease prior to the expiration date.

Exhibit - E

j)           The person signing this Certificate is duly authorized to sign this Certificate on behalf of Tenant.

k)           There are no pending suits, proceedings, judgments, bankruptcies, liens, or executions against Tenant that would adversely affect the Lease.

The information contained in this Certificate may be relied upon by _____________ or its successors, and/or assigns and their respective affiliates and subsidiaries (“Buyer”) in connection with the contemplated sale of [______________] located in, _____________, _____________ to Buyer and that this Certificate may also be relied upon by any lender of Buyer providing financing on the [Premises].

TENANT:

________________________________

By:_____________________________
Name:_______________________
Title:________________________
Dated:_______________________, 200__

Exhibit - E

EXHIBIT F

FORM OF LEASE ASSIGNMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and shall be effective as of the _____ day of __________ (“Effective Date”), by and between FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION, a Federal savings bank (“Assignor”), and _____________ a __________________(“Assignee”).

RECITALS:

A.           Pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated as of February ____, 2010 by Assignor and Assignee, Assignor will convey to the Assignee the property identified therein.

B.           Assignor desires to assign, convey and transfer to the Assignees and the Assignees desire to accept and assume all of Assignor’s right, title, and interest in and to (i) all Leases and guarantees, and other documents and agreements executed by a Tenant or guarantor related thereto in respect of the Property and (ii) all Tenant Deposits under the Leases held by Assignor in respect of the Property.

C.           Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Assignment.  Assignor hereby assigns, conveys, and transfers to each Assignee all of Assignor’s right, title and interest in and to the Leases and guarantees, and other documents and agreements executed by a Tenant or guarantor related thereto and the Tenant Deposits related to the Property.  Assignor agrees to indemnify the Assignee against and hold the Assignee harmless from any and all liabilities, losses, damages and expenses, including, without limitation, expert witness fees and reasonable attorneys’ fees, arising out of acts or omissions of Assignor in connection with the Leases occurring or existing prior to the Effective Date hereof except to the extent Purchaser received a credit at Closing.  The Assignee agrees to reasonably cooperate with Assignor at no substantial out of pocket cost to any Assignee in connection with a claim which is the subject of Assignor’s indemnity obligation to Assignee hereunder.

Assumption.  The Assignee hereby assumes and will (a) observe and perform all obligations and duties of Assignor under the Leases arising from and after the Effective Date, and (b) pay any unpaid Lease Expenses for which Purchaser received a credit, but only to the extent of such credit, or is otherwise obligated to pay pursuant to Section 2.4 of the Purchase Agreement.  Assignee agrees to indemnify Assignor against and hold Assignor harmless from any and all liabilities, losses, damages and expenses, including, without limitation, expert witness fees and reasonable attorneys’ fees, arising out of acts or omissions of any Assignee in connection with the Leases occurring on or after the Effective

Exhibit - F

Date hereof and in connection with any Lease Expenses for which Purchaser received a credit or is otherwise obligated to pay pursuant to Section 2.4 of the Purchase Agreement.  Assignor agrees to reasonably cooperate with the Assignee at no substantial out of pocket cost to Assignor in connection with a claim which is the subject of any Assignee’s indemnity obligation to Assignor hereunder.

Binding, Effect.  This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

Execution in Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Governing Law.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof, except with respect to the transfer provisions of this Assignment which shall be governed by, and interpreted in accordance with, the laws of the state where the Property subject to the Lease is located.

No Third Party Beneficiary.  The Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

No Representation.  This Assignment is made without recourse, representation or warranty whatsoever, express or implied, except as expressly provided in the Purchase Agreement.

[The remainder of this page is intentionally left blank.]

Exhibit - F

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed and delivered as of the day and year first above written.

ASSIGNOR:

FLATBUSH FEDERAL SAVINGS BANK AND
LOAN ASSOCIATION

By:	______________________________________
Jesus R. Adia
President

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed and delivered as of the day and year first above written.

ASSIGNEE:

____________________________,
a ___________________________

By: __________________________
Name: ________________________
Title: _________________________

Exhibit - F

EXHIBIT G

FORM OF TENANT NOTICE LETTERS

______________, 2010

• VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

[TENANT NAME]

[TENANT NOTICE ADDRESS]

_________________________________

_________________________________

Attention:_______________________

Re:	[**PROPERTY NAME**]

[**PROPERTY CITY**], [**PROPERTY STATE**]

Security Deposit: $__________*

Ladies and Gentlemen:

Please be advised that, effective as of the date hereof, Flatbush Federal Savings and Loan Association (“Seller”), sold its interest in the referenced property and assigned its interest in your lease located at such property (the “Lease”) to ___________________, LLC (“Buyer”).  Consequently, Buyer is now your landlord and the referenced security deposit, if any, under the Lease has been transferred to and received by Buyer.  Buyer is now responsible to account to you under the Lease and at law for the security deposit transferred by Seller.  All future notices and other communication should be delivered to Buyer, at the following address:

________________________________

________________________________

________________________________

________________________________

Commencing with the rent and other charges due on or after the date hereof, all payments due under the Lease should be paid and delivered as follows:

________________________________

________________________________

________________________________

The Buyer must be named as additional insured under all insurance policies required under the Lease and evidence of such insurance should be promptly sent to Buyer.

Exhibit - G

Please indicate your receipt and acceptance of the terms of this Notice by executing and returning the enclosed counterpart of this Notice to Buyer.  Thank you for your cooperation.

Very truly yours,
SELLER:
FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION ______________________________________________
BUYER: ______________________________________________,
_____________________, LLC

ACCEPTED AND AGREED TO:
_________________________________, a _______________________________
By: ______________________________ Name: ____________________________ Title: _____________________________

Exhibit - G

EXHIBIT H

FORM OF FOREIGN PERSON CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the Transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Transferor’s U.S. employer identification number is _________; and

Transferor’s office address is:

2146 Nostrand Avenue
Brooklyn, New York 11201

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that the undersigned has examined this certification and that to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has the authority to sign this document on behalf of the Transferor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit - H

The undersigned has caused this Non-Foreign Entity Certification to be executed on the ___ day of __________, 2010.

FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION

By:	________________________________
Jesus R. Adia
President

Exhibit - H

EXHIBIT I

Preliminary Specifications and Preliminary Design for Bank Branch (including Cellar)

1.	Exterior Construction:
The Bank Branch will require durable construction to prevent break-ins.

•          Masonry cavity wall construction with stucco finish including parapets for entire side and rear elevations.

•          Store front construction (Kawneer) and polished granite cladding for front elevation, approximately 50% each.  Polished granite cladding to wrap around western wall by approx. 2 ft.

•          Roof construction (with a 20-year guaranty) comprised of 4” of concrete.  Purchaser’s discretion as to structural concrete or filled steel deck.  Roof construction shall include insulation per NYC Building Code required for issuance of certificate of occupancy.

•          Roof hatch to be secure, with similar durable construction for surrounding bulkhead.

•          Concrete sealer on basement slab.

•          “French drain” at grade for west areaway.

•          Install laminated glass on the storefront.1

2.	Street Façade:
Seller’s architect to supply conceptual sketch for building façade.

•          Height of street façade to be approximately 20’.

•          Provisions for flush mounted backlit sign – approximately 2’ high and 20’-25’ wide.

3.	Structural:	• First floor to be column free. • Dunnage for rooftop units. • Floor reinforcing for that portion of the safes located on first floor immediately above the cellar.

1 Add-on, with price to be negotiated.

Exhibit - I

4.	Cellar:
•          10’ slab to slab cellar, insulated and moisture protected

•          Exterior foundation walls to be damp proofed.

•          Conditioned and watertight space suitable for long term paper storage.

•          Utility Room for (1) Electrical Meter and House Circuit Breaker Panel, (2) Water Meter and split service (to the extent required by NYC Building Code) to domestic water and sprinkler, (3) Hot Water Heater, and (4) Gas Meter.

•          Stair location to be coordinated with Seller’s architect.

5.	Interior Construction:
•          Walls – all finished wall surfaces including perimeter walls slab to slab to consist of insulation, 5/8” gypsum board, taped, spackled and primed.2

•          Toilet room walls to consist of 5/8” green board, taped + spackled and primed.  (Coordinate with seller’s architect for ceramic floor and wall tile selection).

•          Concrete floors to be sealed.

•          Lighting as required for the issuance of a certificate of occupancy pursuant to the NYC Building Code.

6.	Mechanical:
•          Rooftop unit – 10 ton: combination heating, air conditioning and economizer cycle.

•          Vertical trunk line penetrating the roof (to be coordinated with Seller’s architect).

•          Computer room grade split system unit – 3 ton: for the 24/7 ATM vestibule.

2 Purchaser to be credited $15,000.00 at Closing for this “add-on”.

Exhibit - I

7.	Electrical:	• 208V | 3 Phase | 200 amp service to circuit breaker panel.
8.	Plumbing:
•          4” Water service split into (1) 1” Domestic water DC, and (2) 4” Sprinkler DCDA (to the extent required by NYC Building Code).

•          2” Gas service as required by National Grid.

•          5 gallon instant electric hot water heater.

•          Two unisex ADA compliant toilets w/water closet and lavatory (location and finishes to be coordinated with Seller’s architect).

9.	Sprinkler:
•          Sprinkler system (to be coordinated with Seller’s architect) as required by NYC Building Code

•          Fire alarm system w/speakers + strobes (to be coordinated with Seller’s architect), as required by NYC Building Code.

10.	Certificate of Occupancy:	• Purchaser shall convey Bank Branch with a Temporary Certificate of Occupancy.

Exhibit - I

EXHIBIT J

Form of Acord 25 and Acord 28 Certificates of Liability/Property Insurance

Exhibit - J

SCHEDULE 2.5

Tenant Deposits

1.	White Castle Lease :	$6,000.00

Schedule 2.5

SCHEDULE 4.4(B)-1

Lease Schedule

1.
Property B:  Lease, dated February 4, 1981 between Flatbush Federal Savings and Loan Association of Brooklyn, as landlord and Franchise Stores Realty Corp., as tenant, which lease was thereafter assigned by tenant to White Castle System, Inc. by a Lease Assignment, dated July 23, 1993.

2.	Property C: Lease, dated October 20, 2008 between Flatbush Federal Savings and Loan Association, as landlord and Joseph Squitiere, as tenant. Lease to be terminated prior to Closing.

Schedule 4.4(B)-1

SCHEDULE 7.3

Allocation

1.	Property A :	$ 3,250,000.00
2.	Property B :	$ 750,000.00
3.	Property C :	$ 5,136,000.00
	Total :	$ 9,136,000.00

ESCROW AGREEMENT

March 3, 2010

Cullen and Dykman LLP
44 Wall Street
New York, New York 10005

Gentlemen:

Pursuant to a Purchase Agreement, dated the date hereof (the “Contract”), between Flatbush Federal Savings and Loan Association (f/k/a Flatbush Federal Savings and Loan Association of Brooklyn) (the “Seller”) and C AND A CAPITAL LLC (the “Purchaser”) with respect to the sale of certain properties identified in the Contract (the “Property”), we request you to act as escrow agent (“Escrowee”) to hold in escrow, in an interest bearing and insured account with TD Bank, N.A., the deposit made under the Contract by Purchaser in the sum of $500,000.00, (the “Deposit”), on the following terms and conditions:

3.           Capitalized terms used herein unless otherwise defined shall have the same meaning ascribed thereto in the Contract.

4.           Escrowee shall deliver the Deposit to Seller or to Purchaser, as the case may be, in accordance with the following:

(d)           To the Seller upon the closing contemplated by the Contract; or

(e)           Subject to Paragraphs 3 and 4 hereof, to the Seller upon receipt of written demand therefor signed by Seller, stating that Purchaser has defaulted in performance of its obligations under the Contract, that Seller is entitled to such payment under the Contract; or

(f)           Subject to Paragraphs 3 and 4 hereof, to Purchaser (less the Break-Up Fee, in the event the Contract is terminated pursuant to Section 3.1) upon receipt of written demand therefore signed by Purchaser, stating that (i) Purchaser has properly and timely terminated the Contract pursuant to Section 3.1 or (ii) Seller has defaulted in the performance of its obligations under the Contract and that Purchaser is entitled under the Contract to the return of the Deposit. In the event Purchaser has properly and timely terminated the Contract pursuant to Section 3.1, Escrowee shall deliver the Break-Up Fee to Seller simultaneously with the remittance of the balance of the Deposit to Purchaser.

3.           Upon receipt of a demand for the Deposit made by Seller or Purchaser pursuant to subparagraph 2(b) through 2(c), inclusive, Escrowee shall promptly give notice to the other party of such demand.  If Escrowee does not receive an objection from the other party to the proposed payment within 20 days after the giving of such notice, Escrowee is hereby authorized to make such payment.  If Escrowee receives an objection from the other party to the proposed payment within such period, Escrowee shall send a copy thereof to the party who made the demand and shall not release the Deposit to such party.

4.           If conflicting demands are made by the parties in connection with this Agreement or if Escrowee, in good faith, is in doubt as to the action it should take, Escrowee, acting solely as a stakeholder, shall have the right to commence an interpleader action in the Supreme Court for Kings County and/or to take no further action except in accordance with joint instructions from Seller and Purchaser or in accordance with the final judgment of the court in such action or the final judgment of a court of competent jurisdiction entered in a proceeding in which Seller and Purchaser are named as parties, directing the disbursement of the Deposit.  In addition, if Escrowee shall receive a notice from either Seller or Purchaser to the effect that litigation between Seller and Purchaser over entitlement to the Deposit has been commenced, Escrowee reserves the right, on notice to Seller and Purchaser, to deposit the Deposit with the Clerk of the Court in which such litigation is pending.

5.           (a)           Escrowee shall be under no obligation to take any action in respect of the Deposit or pursuant to this Agreement which, in its opinion, shall be likely to involve it in any expense or liability, unless and until Escrowee shall be furnished with an indemnity satisfactory to it against such liability and expense in connection with the taking of such action.

(b)           Escrowee shall be entitled to rely, for all purposes of this Agreement upon any notice, demand or other communication given to it pursuant to this Agreement with respect to the matters stated therein, and each such notice, demand or communication shall be full authority to Escrowee for any action taken, suffered or omitted in reliance thereon.  Escrowee is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any writing delivered to it in accordance with this Agreement and may assume that any person signing such writing is authorized to do so.

(c)           Escrowee shall not be held liable by reason of its inability to make any required disbursement from the Deposit because of any insufficiency of the Deposit resulting from any loss on the account in which the Deposit is held pursuant to this Agreement.

(d)           Escrowee shall not be answerable or accountable except for its bad faith, willful misconduct or negligence, and Escrowee shall not be liable for any error of judgment made by it in good faith.

(e)           Escrowee shall charge no fee for its services under this Agreement.

(f)           Escrowee in entering into this Agreement assumes no obligations under or with respect to the Contract and is not bound by any of the terms thereof.

(g)           Escrowee may act or refrain from acting in respect of any matter referred to in this Agreement in full reliance upon and with the advice of counsel selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from acting upon the advice of such counsel, except in the case of subparagraph (d) above.

12.           Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Deposit or any other dispute between the parties.

13.           This Escrow Agreement shall create no right in any person or entity other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

14.           Except for claims under Section 5(d) hereof, Seller and Purchaser shall jointly and severally indemnify and hold harmless Escrowee from any damage, cost, liability or expense (including without limitation reasonable attorneys’ fees and disbursements either paid to retained attorneys or representing the fair value of legal services rendered by Escrowee) which Escrowee may incur by acting hereunder, without prejudice to any right either party may have against the other party for any such damage, cost, liability or expense.

15.           All notices, demands, requests and other communications required to be given or which may be given hereunder shall be in writing and shall be given in accordance with the provisions of the Contract.

16.           This Agreement constitutes the entire agreement with respect to the terms and conditions of this escrow, and no modification of this Agreement shall be binding unless in writing and signed by the party to be charged.

17.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the within escrow shall not inure to the benefit of any of the assigns of Purchaser or Seller unless and until Escrowee shall have received a duly executed assignment and assumption (in form satisfactory to Escrowee) of all of the assignor’s obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION (f/k/a Flatbush Federal Savings and loan Association of Brooklyn)

By:	/s/ Jesus R. Adia
Jesus R. Adia
President

C AND A CAPITAL LLC

By:	/s/ Alex Adjmi
Name:Alex Adjmi
Title: Authorized Signatory

AGREED TO

  /s/ Cullen and Dykman LLP
Cullen and Dykman LLP
Escrowee

AMENDMENT TO PURCHASE AGREEMENT

This Amendment to Purchase Agreement is dated as of July 23, 2010 (the “Amendment”), by and among FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION (f/k/a Flatbush Federal Savings and Loan Association of Brooklyn), a savings bank organized and chartered under the laws of the United States of America (“Seller”), and C AND A CAPITAL LLC, A New York limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into a Purchase Agreement, dated as of March, 3, 2010, (the “Agreement”), for the following properties known as: 2146 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 130 (“Property A”); 2158 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 135 (“Property B”); and a portion of 2166 Nostrand Avenue, Brooklyn, New York, consisting of approximately 12,305 square feet, having a tax map designation of Block 7557, Lot 124 (“Property C”);
WHEREAS, pursuant to Section 3.5 of the Agreement, Purchaser is required, following the expiration of the Investigation Period, to promptly commence and diligently complete the Subdivision;

WHEREAS, pursuant to the Branch Lease, attached to the Agreement as Exhibit D thereto, Tenant agreed to terminate the Branch Lease and deliver possession to Landlord within thirty (30) days of the later of (i) final completion of the Bank Branch (including Tenant’s fit-out), (ii) issuance of a final certificate of occupancy for the Bank Branch, and (iii) transfer by the Tenant of all branch and banking operations from the Premises to the Bank Branch, which shall be diligently pursued by Tenant following final completion (including issuance of the certificate of occupancy) of the Bank Branch;

WHEREAS, Purchaser has requested and the Seller has agreed, subject to the terms and conditions contained herein, to amend the Agreement and the Branch Lease as follows;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and Purchaser agree as follows:

1.           As used throughout this Amendment (including the recitals above), capitalized   terms, unless otherwise defined, shall have the same meaning ascribed thereto in the Agreement.

2.           Section 3.5 (Subdivision) of the Agreement is amended in part to allow Purchaser to promptly commence the Subdivision prior to the expiration of the Investigation Period.

3.           The Branch Lease, attached to the Agreement as Exhibit D thereto, is amended in  part by adding the following provision at the end of Article 36 (Tenants Termination Rights) thereof:

“Tenant agrees to terminate the Branch Lease and vacate the Premises no later than one hundred fifty (150) days from the later of the date Landlord (i) completes construction of the Bank Branch in accordance with the requirements of Section 12 of the Purchase Agreement or (ii) delivers to Tenant a temporary certificate of occupancy for the Bank Branch (the “Outside Surrender Date”). If Purchaser fails to vacate the Premises by the Outside Surrender Date, for any reason other than Force Majeure, Purchaser shall remit to Landlord a per diem payment of $667.00 for each day beyond the Outside Surrender Date that Tenant remains in possession of the Premises. As used herein, “Force Majeure” shall refer to delays caused by conditions beyond Tenant’s control and without its fault or negligence including, but not limited to, acts of God, government restrictions, wars and insurrections, but shall not include the failure of suppliers, architects, contractors, subcontractors or agents or other representatives of Tenant to meet their obligations irrespective of whether Tenant has taken all commercially reasonable efforts to cause them to do so.”

4.           This Amendment shall be effective as of the date hereof.

5.           Except as hereby amended, the Agreement is in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the year and date first above written.

SELLER:

FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION

By:	/s/ Jesus R. Adia
Jesus R. Adia
President

PURCHASER:

C AND A CAPITAL LLC

By:	/s/ Alex Adjmi
Name: Alex Adjmi
Title: Authorized Signatory